Exhibit 10.33

Loan No.: 250858

AMENDED AND RESTATED REVOLVING LOAN AGREEMENT

THIS AMENDED AND RESTATED REVOLVING LOAN AGREEMENT (as amended, modified and/or restated from time to time, this “Agreement”) is entered into as of August 27, 2025 (the “Closing Date”) by OP SPE SUMMIT, LLC, a Delaware limited liability company (“Borrower”), and WHGG II TRUST, a Delaware statutory trust (“Lender”).

R E C I T A L S

A. Borrower and Lender are parties to that certain Revolving Loan Agreement dated July 22, 2025 (the “Original Loan Agreement”), pursuant to which Borrower established certain financing arrangements with Lender. The parties hereto desire to amend and restate the Original Loan Agreement and certain other documents, instruments and agreements executed in connection with the Original Loan Agreement.

B. WHEREAS, upon execution and delivery of this Agreement by the parties hereto and satisfaction of the conditions contained herein, the Original Loan Agreement and all obligations and rights of any party thereunder shall be amended and restated by this Agreement; provided, however, that the obligations to repay the “Obligations” arising under (and as defined in) the Original Loan Agreement shall continue in full force and effect and the Liens and security interests securing payment and performance thereof shall be continuing but shall now be governed by the terms of this Agreement and the other Loan Documents and such Liens and security interests shall secure the Obligations evidenced by this Agreement.

C. Borrower has requested that Lender make a revolving loan to it in the aggregate principal amount of up to $50,000,000.00, or such higher amount up to $75,000,000.00 as may be approved in Lender’s sole and absolute discretion pursuant to Section 5 of the Note (the “Loan”).

D. Lender is willing to make the Loan to Borrower subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, Lender and Borrower hereby agree as follows.

SECTION 1.
CERTAIN DEFINITIONS. As used herein, the following terms have the meanings indicated:

“Acquisition Advance” means a borrowing under the loan to acquire fee simple ownership of a Property, in Lender’s sole and absolute discretion.

“Advance” means

(A) a borrowing under the Loan to:

(i) fund the Initial Advance on or around the Closing Date,

(ii) fund an Acquisition Advance, or

(iii) fund a Construction Advance, in each case in accordance with the terms and limitations of this Agreement.

Any Acquisition Advance or Construction Advance shall, in each case, not be less than $75,000, and shall not exceed the lesser of:

(a) for a Reno Property, 85% of the Cost, 75% of the Valuation based on the “as-completed” value thereof, or $2,000,000.00;

(b) for a Non-Reno Property, at the option of Borrower to be made with the Advance Request:

(1) 90% of the Cost, 80% of the Valuation, or $2,000,000.00 (“Non-Reno Option 1”), or

(2) 90% of the Cost, 70% of the Valuation, or $2,000,000.00 (“Non-Reno Option 2”); or

(B) any other advances of the Loan made by Lender for the purpose of making a Protective Advance, to the extent such Protective Advance is permitted under the terms of this Agreement or any of the other Loan Documents. Any other amounts paid by Lender on behalf of Borrower or any Affiliate permitted under any Loan Document shall also be an Advance for purposes of this Agreement.

“Advance Request” means a written request from Borrower for an Advance in form and substance attached hereto as Exhibit H, which request shall be executed and delivered by Borrower (together with any supporting documentation reasonably required by Lender) in connection with the funding of such Advance.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract, or otherwise.

“Allocated Loan Amount” means, with respect to any Property, the amount of any Advances disbursed by Lender to Borrower for such Property, calculated as of any date of determination.

“Applicable Law” means all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting any Borrower Party or the Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including the Americans with Disabilities Act of 1990, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting any Borrower Party or the Property or any part thereof, including any which may (i) require repairs, modifications or alterations in or to the Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

“Appraisal” means an appraisal completed by an Appraiser prepared in conformance with the requirements of FIRREA and acceptable to Lender.

“Appraiser” means an appraiser designated by Lender or accepted by Lender from time to time.

“Award” or “Awards” means any compensation paid by any Governmental Authority in connection with a Condemnation in respect to all or any part of the Property.

“Borrower Party” means, individually and collectively, as the context may require, Borrower, Pledgor and Guarantor.

“Business Day” means any day, except a Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to close.

“Change Order” means any amendment, supplement or other modification in any respect to any Project Document.

“Collateral” means all collateral encumbered by any of the Loan Documents.

“Collections” means, with respect to the Property, all Rents, Other Receipts, Insurance Proceeds, Awards, Transfer Proceeds, amounts paid to the Lockbox Account and all other payments received and all “proceeds” (as defined in Section 9-102 of the UCC) of the Property.

“Complete” (and the lower-case version thereof) shall mean, with respect to any of the work constituting the Project for the Property, that (a) such work is substantially completed in accordance with all Applicable Law in all material respects, (b) the Property is listed as “active on market” on the MLS and (c) the Borrower has delivered photo and video evidence reasonably acceptable to Lender of completion of the work. The terms “Completed” and “Completion” (and lower-case versions thereof) shall have the same meaning when used in the Loan Documents.

“Completion Date” - means twelve (12) months following the date of the Acquisition Advance for any Reno Property, the date by which construction of the work constituting the Project must be Complete.

“Condemnation” means a temporary or permanent taking by any Governmental Authority in the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto.

“Construction Advance” means each Advance made by Lender, which Advance is made for the purpose of funding Project Expenditures for the completion of the Project.

“Construction Budget” means the budget presented to and approved by Lender for any Project, as the same may be amended, modified, supplemented or replaced from time to time, which budget sets forth the costs and expenses to be incurred in connection with the Completion by Borrower of the Project. In no event shall the Construction Budget for any Property exceed thirty percent (30%) of the Maximum Available Loan Funds applicable to such Property.

“Construction Documents” means, if and as applicable, each Design Professional Agreement, the General Contractor Agreement, and each Trade Contract, in each case, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, in accordance with the terms and conditions of this Agreement.

“Cost” means the Purchase Price for the applicable Property, plus all Hard Costs and Soft Costs estimated to be spent by Borrower to renovate such Property, as evidenced by the Construction Budget therefor.

“Debt” means the outstanding principal amount of the Loan together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note or any other Loan Document.

“Default” means the occurrence of any event or condition hereunder or under any other Loan Document that, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

“Deposit Account Control Agreement” means a deposit account control agreement, in form and content acceptable to Lender, among Borrower, Lender and a deposit bank approved by Lender, in favor of Lender, and any and all amendments or supplements thereto or replacements thereof.

“Design Professional” means, if and as applicable, any architect, engineer, or other design professional engaged by (or on behalf of) Borrower with respect to the design or engineering of any Project.

“Design Professional Agreement” means, if and as applicable, any agreement between Borrower and any Design Professional, each as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, in accordance with the terms and conditions of this Agreement.

“Eligible Asset” means a property, that satisfies the requirements of Section 2.4(e) (including, without limitation, the eligibility criteria set forth in Exhibit A attached hereto) and is otherwise acceptable to Lender in its sole and absolute discretion.

“Eligible Project” means a construction project for an Eligible Asset that satisfies the eligibility criteria set forth in Exhibit B attached hereto and is otherwise acceptable to Lender in its sole and absolute discretion.

“Embargoed Person” means any Person subject to trade restrictions under any Federal Trade Embargo.

“Environmental Indemnity” means that certain Environmental Indemnity Agreement of even date herewith by Borrower and Guarantor (if applicable) in favor of Lender, and any and all amendments thereto.

“Event of Default” shall have the meaning ascribed to it in Section 8.1.

“Extended Maturity Date” means the date which is six (6) months following the Original Maturity Date.

“Federal Trade Embargo” means any federal law imposing trade restrictions, including (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended), (ii) the International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq., as amended), (iii) any enabling legislation or executive order relating to the foregoing, (iv) Executive Order 13224, and (v) the PATRIOT Act.

“Financial Covenants” shall have the meaning set forth in Exhibit C.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.

“General Contractor” means a general contractor with a valid contractor’s license in the state where the applicable Property is located.

“General Contractor Agreement” means, if and as applicable, a guaranteed maximum price construction contract between Borrower and General Contractor for the completion of the applicable Project in accordance with the Plans and Specifications, and consistent with the Construction Budget, in form and content reasonably acceptable to Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, in accordance with the terms and conditions of this Agreement.

“Governmental Authority” means any and all governments, public or quasi-public authorities, courts or any and all agencies, authorities, bodies, bureaus, departments, or instrumentalities of any government.

“Guarantor” means individually and collectively, as the context may require, and jointly and severally, Offerpad Holdings LLC, a Delaware limited liability company (“Offerpad Holdings”), Offerpad Solutions Inc., a Delaware corporation (“Offerpad Solutions”), and any additional Persons (other than Pledgor) who may sign any guaranty or indemnity in favor of Lender in connection with the Loan.

“Guaranty” means, individually and collectively, as the context may require, that certain (a) Amended and Restated Completion Guaranty of even date herewith by Offerpad Holdings in favor of Lender, and (b) Amended and Restated Guaranty of Non-Recourse Carveouts of even date herewith by Guarantor in favor of Lender, and any and all amendments or supplements thereto or replacements thereof.

“Hard Costs” means, collectively, all costs and expenses set forth in the Construction Budget for any applicable Project, which are denominated therein as “hard costs”.

“Hazardous Materials” means any chemical, substance, object, condition, material or waste that is or may be hazardous to human health or safety or to the environment, due to its radioactivity, ignitability, corrosivity, flammability, reproductive toxicity, infectiousness or other harmful properties or effects, including all chemicals, substances, materials and wastes that are now or hereafter may be regulated in any manner, classified as dangerous, hazardous or toxic, or as pollutants or contaminants, or to which exposure is prohibited or restricted by any federal, state or local government or public agency, board, body or authority or by any Hazardous Material Law. “Hazardous Materials” include flammable explosives, radioactive materials, polychlorinated biphenyls, asbestos, hazardous waste, radon, toxic substances or other related materials whether in the form of a chemical, element, compound, solution, mixture or otherwise, including those materials defined as “hazardous substances”, “hazardous materials”, “toxic substances”, “air pollutants”, “toxic pollutants”, “hazardous wastes”, “extremely hazardous waste” or “restricted hazardous waste” by any Hazardous Materials Law.

“Hazardous Materials Law” means any federal, state, or local law, ordinance or regulation or any rule adopted or guideline promulgated pursuant thereto, or any order, ruling or directive of any federal, state, local, executive, judicial, legislative, administrative or other governmental or public agency, board, body or authority relating to health, industrial hygiene, the environment, or the occupational or environmental conditions on, under or about the Property (including ambient air, soil, soil vapor, groundwater, surface water or land use), whether now or hereafter in force, including those relating to the release, emission or discharge of Hazardous Materials, those in connection with the construction, fuel supply, power generation and transmission, waste disposal or any other operations or processes relating to the Property. “Hazardous Materials Law” shall include the Comprehensive Environmental Response,

Compensation and Liability Act of 1980, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Carpenter Presley Tannel Hazardous Substance Account Act, and similar laws of any state in which the Property is located, as the same are now or hereafter amended.

“HOA” means, for any Property, any non-profit corporation created for the purpose of governing that Property in accordance with the terms of the HOA Declaration for such Property.

“HOA Declaration” means, for any Property, any master declaration of covenants, conditions and restrictions, or similar document recorded in the real property records of the county in which such Property is located, setting forth the rights and obligations of each parcel of real property that forms a part of the HOA governed thereby.

“HOA Documents” means, collectively, (i) the HOA Declaration and (ii) any other documents reflected in the HOA Declaration (or in any other HOA Document) as governing the HOA.

“Indebtedness” of a Person means such Person’s (i) obligations for borrowed money; (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade); (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person; (iv) obligations which are evidenced by notes, acceptances, or other instruments; (v) obligations of such Person to purchase securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property; (vi) capitalized lease obligations; (vii) the Loan; (viii) letters of credit; (ix) off-balance sheet liabilities; (x) sale and leaseback transactions; and (xi) any other obligation for borrowed money or other financial accommodation which in accordance with GAAP would be shown as a liability on the consolidated balance sheet of such Person.

“Insurance Proceeds” means all property and business interruption insurance proceeds paid or payable to Borrower or Lender in connection with damage to or destruction of the Property.

“Initial Advance” means the first Advance made by Lender on or around the Closing Date.

“Lien” means any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting the Property, the Collateral or any portion thereof or interest therein, or any Borrower Party or any interest therein, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Loan Documents” means each and all of: (a) this Agreement, (b) the Note, (c) the Environmental Indemnity, (d) each Guaranty, (e) the Pledge Agreement (if any), (f) the Deposit Account Control Agreement (if any), (g) Uniform Commercial Code financing statements relating to Borrower’s interest in the Property and, to the extent Lender requires the execution of the Pledge Agreement, the Pledgor’s interest in Borrower, (h) the Security Instrument, (i) all other documents evidencing, securing, governing or otherwise pertaining to the Loan, whether now or hereafter entered into, and (j) all amendments, modifications, renewals, substitutions and replacements of any of the foregoing.

“Material Adverse Effect” means, in Lender’s reasonable discretion, a material adverse effect upon (i) the business, reputation, financial condition, results of operations or properties of Borrower or any other Borrower Party, (ii) the ability of any Borrower Party to perform its obligations under the Loan

Documents (including any Borrower party’s involvement in, being a party to, or being a target of any litigation, arbitration or governmental investigation or proceeding that will reasonably likely to have a Material Adverse Effect on Borrower’s ability to perform such obligations), or (iii) the validity or enforceability of any of the Loan Documents or the rights and remedies of Lender under the Loan Documents. “Material Adverse Effect” shall not include any event, change, circumstance, development, condition, occurrence or effect resulting from or arising out of: (i) general economic conditions or changes therein, (ii) changes in financial, banking, credit, capital or securities markets, or (iii) industry-wide conditions affecting the Borrowers’ industry generally and not specifically to the Borrower.

“Maturity Date” means the Original Maturity Date or, to the extent extended pursuant to the terms of this Agreement, the Extended Maturity Date, as applicable.

“Maximum Available Loan Funds” means for each Eligible Project and each Eligible Asset, the maximum amount of Loan funds Lender may make available to such Eligible Project or Eligible Asset, as applicable, over the remaining term of the Loan, as of such date of determination.

“MLS: Means the multiple listing service data base of real estate listing maintained by licensed brokers and agents.

“Milestone Advance” means any Advance which is either an Initial Advance or an Acquisition Advance.

“Non-Reno Property” means a Property acquired with an Acquisition Advance and which is not to undergo any renovations.

“Note” means that certain Amended and Restated Revolving Promissory Note of even date herewith, in the maximum principal amount of up to $50,000,000.00, or such higher amount up to $75,000,000.00 as may be approved by Lender in its sole and absolute discretion pursuant to Section 5 of the Note, executed by Borrower and payable to the order of Lender in evidence of the Loan, and any amendments or supplements thereto or any renewals or replacements thereof.

“Obligations” means, collectively, Borrower’s obligations for the payment of the Debt and the performance of all obligations of Borrower contained in the Loan Documents.

“OFAC List” means the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any applicable governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities, including trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States.

“Option to Extend” means Borrower’s option, subject to the terms and conditions of Section 3.5 of this Agreement, to extend the term of the Loan from the Original Maturity Date to the Extended Maturity Date.

“Original Maturity Date” means August 1, 2027.

“Other Receipts” means, for any period of determination, actual collections by Borrower in respect of the Property from sources other than Rents, to the extent they are recurring in nature and relate to such period of determination, regardless of when actually collected.

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56) (signed into law October 26, 2001), as amended from time to time.

“Permitted Encumbrances” means (i) any exceptions described in the Title Policy and approved by Lender, (ii) Liens for taxes, assessments (including HOA fees) or governmental charges or levies not yet due and payable and Liens for taxes, assessments or governmental charges or levies being contested in good faith and in accordance with this Agreement, (iii) Liens created by or pursuant to this Agreement, the Collateral Documents or the other Loan Documents, or (iv) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by Borrower or Pledgor, in each case granted in the ordinary course of business.

“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust, or other entity or organization, or any government or political subdivision or any agency, department, or instrumentality thereof.

“Plans and Specifications” means, if and as applicable, the plans and specifications for the Completion of any Project (including a description of the materials, equipment and fixtures necessary for the Completion of such Project), prepared prior to or to be prepared by (or on behalf of) Borrower after the Closing Date, including any other architectural, structural, foundation and elevator plans and specifications prepared by a Design Professional and any other mechanical, electrical, plumbing and fire protection plans and specifications prepared by any Person retained or to be retained by Borrower, the applicable Design Professional or the General Contractor, in each case, as the same may be amended by Change Orders applicable thereto.

“Pledge Agreement” means a Membership Interest Pledge in form and content acceptable to Lender executed by Pledgor in favor of Lender, which secures Borrower’s Obligations, and any and all amendments or supplements thereto or replacements thereof.

“Pledgor” means Offerpad Summit Holdings, LLC, a Delaware limited liability company, which is the sole member of Borrower.

“Project” means the Completion of all capital improvements in connection with each Eligible Project, which capital improvements are described in the Construction Budget applicable to each Eligible Project, all completed in accordance with the Plans and Specifications the Construction Budget, and all Applicable Law.

“Project Documents” means collectively, all Construction Documents, the Plans and Specifications, the Construction Budget, the Project Permits and the Project Schedule for an Eligible Project, as any of the foregoing may be amended, replaced, supplemented or otherwise modified from time to time in accordance with the terms and conditions of this Agreement.

“Project Expenditure” means costs and expenses incurred in connection with the Completion by Borrower of an Eligible Project in accordance with the Construction Budget, including interest and carrying costs.

“Project Permits” means collectively, all authorizations, consents and approvals, licenses and permits given or issued by Governmental Authorities, which are required for the Completion of an Eligible Project in accordance with all Applicable Law and the Plans and Specifications for the Project, and for the performance and observance of all obligations and agreements of Borrower contained herein or in the other Loan Documents relating to the Completion of the Project, as the same may be amended, replaced, supplemented, assigned or otherwise modified from time to time in accordance with the terms of this Agreement and Applicable Law.

“Project Schedule” means the schedule for the projected progress of the Completion of an Eligible Project, setting forth a construction progress schedule reflecting, among other things, the anticipated dates of completion, which shall include, without limitation, a trade-by-trade breakdown of the estimated periods of commencement and completion of the specific work to be completed in connection with the Completion of the Project substantially in accordance with the Plans and Specifications and Applicable Law, as the same may be amended, restated, replaced, supplemented, updated or otherwise modified from time to time in accordance with the terms of this Agreement or otherwise with the approval of Lender, which approval shall not be unreasonably withheld.

“Property” or “Properties” means, individually and collectively, each Eligible Asset that (i) is acquired by Borrower with the Initial Advance or an Acquisition Advance or (ii) is owned by Borrower prior to the making of any Construction Advance and determined by Lender to be an Eligible Asset, pursuant to the terms hereof, together with the improvements and all appurtenances now or hereafter located on such real property.

“Property Taxes” means any real estate and personal property Taxes, assessments, water charges, sewer rents, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto now or hereafter levied or assessed or imposed by a Governmental Authority against the Property, any Collateral, any part of either of the foregoing, or Borrower.

“Purchase Agreement” means the purchase and sale agreement between Borrower and the seller of any Property for the purchase of such Property.

“Purchase Price” means, for any Property and the Initial Advance and/or Acquisition Advance relating thereto, an amount equal to (a) (i) the gross purchase price paid by Borrower for such Property minus (ii) any credit to Borrower with respect to such Property as set forth on the final closing statement for the purchase of such Property by Borrower that is provided to Lender prior to the closing of the related Initial Advance or Acquisition Advance, plus (b) any credit to Borrower with respect to such Property (other than any credit for any repair to such Property) as set forth on such final closing statement; provided, however, that in no event shall the total credit pursuant to clause (b) above with respect to any Property exceed six percent (6%) of the gross purchase price for such Property. Without limitation, Borrower acknowledges that the Purchase Price shall not include any amounts paid to any Affiliates of Borrower.

“Reno Property” means an Eligible Asset which is to undergo renovations by Borrower funded by an Acquisition Advance and a Construction Advance.

“Rents” means, with respect to the Property, all rents and rent equivalents and any fees, payments or other compensation from any tenant.

“Reserve Account” means, any reserve or escrow account established under the Loan Documents from time to time, which reserve or escrow account may be established, at Lender’s discretion, by reserving a portion of the outstanding principal balance of the Loan for such account.

“Security Instrument” means a Construction Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing and/or Construction Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, in either case executed by Borrower for the benefit of Lender encumbering a Property.

“Soft Costs” means, collectively, all costs and expenses set forth in the Construction Budget for the applicable Project, which are denominated therein as “soft costs”.

“Subsequent Advance” means any Advance after the Initial Advance.

“Taxes” means all taxes, assessments, levies and charges imposed by any Governmental Authority having jurisdiction over the Property, which are or may affect, or become a lien upon, such Property or imposed pursuant to any HOA Documents or any rules or regulations adopted thereunder, or the rents, royalties, profits and income of the Property, or interest therein, or imposed by any Governmental Authority upon Borrower or Lender by reason of their respective interests in the Property or by reason of any payment, or portion thereof, made to Lender hereunder or pursuant to any Obligation secured by any of the Loan Documents (including all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof, together with all interest and penalties thereon), other than taxes which are measured by and imposed upon Lender’s general net income.

“Title Policy” means an ALTA (or the relevant state equivalent in any state in which ALTA is not the commercial standard) extended Lender’s title insurance policy in the amount of the Loan, with such endorsements as Lender may require, containing no exceptions to title (printed or otherwise) that are unacceptable to Lender, and insuring that Lender has a first priority Lien on any Property.

“Trade Contract” means any agreement, contract or purchase order between Borrower, an Affiliate of Borrower or General Contractor, on the one hand, and any Trade Contractor, on the other hand, pursuant to which such Trade Contractor agrees to provide labor, materials, equipment or services in connection with the Completion of the Project, in each case, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

“Trade Contractor” means any Person that is a contractor, subcontractor, sub-subcontractor, supplier or provider of labor, materials, equipment or services in connection with the Completion of a Project.

“Transfer” or “Transferred” means to sell, assign, convey, transfer, pledge, encumber or otherwise dispose of, or where used as a noun, a sale, assignment, conveyance, transfer, pledge, encumbrance or other disposition.

“Transfer Expenses” means, with respect to the Transfer of the Property, the reasonable expenses of Borrower incurred in connection therewith, for any of the following: (i) third-party real estate commissions, (ii) the closing costs of the purchaser of such Property actually paid by Borrower and (iii) Borrower’s miscellaneous closings costs, including title, escrow and appraisal costs and expenses.

“Transfer Proceeds” means, with respect to the Transfer of any Property, the gross sales price for such Property (including any earnest money, down payment or similar deposit included in the total sales price paid by the purchaser), less Transfer Expenses.

“Uniform Commercial Code” or “UCC” means (a) with respect to the Property, the Uniform Commercial Code as in effect in the state where such Collateral is located, and (b) with respect to the ownership interests in Borrower, the Uniform Commercial Code as in effect in the State of Delaware (except for matters which the Uniform Commercial Code of the State of Delaware provides shall be governed by the Uniform Commercial Code in effect in any other state, in which case “Uniform

Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in such other state), in each case as amended from time to time.

“Valuation” means the as-is value of the applicable Property (or in the case of a Reno Property, the “as-completed” value following the Completion of the renovation thereon) on or about (i) the date of acquisition by Borrower, if such Property was acquired through the making of an Initial Advance and/or Acquisition Advance, or (ii) the date of the initial Construction Advance if such Property was acquired by Borrower subsequent to the Closing Date, but not through receipt of an Initial Advance or Acquisition Advance, and prior to the making of the initial Construction Advance, as set forth in: (1) For a Reno Property, the “as-completed” value determined by: (a) for an Advance of less than $400,000, the lower of (i) the BPO (Broker Price Opinion) determined by Radian or (ii) Lender’s determination of value, or (b) for an Advance of $400,000 or more, Borrower shall provide an AAR (Amplified Appraisal Report) by Radian, the lower of (i) the Lender’s determination of value or (ii) the applicable AAR from Radian, and (2) For a Non-Reno Property, the “as-is” value determined by: (a) for an Advance of less than $400,000, the lower of (i) the BPO (Broker Price Opinion) determined by Radian or (ii) the Ascent Internal Valuation, or (b) for an Advance of $400,000 or more, Borrower shall provide an AAR (Amplified Appraisal Report) by Radian, the lower of (i) the Ascent Internal Valuation, or (ii) the applicable the applicable AAR from Radian.

SECTION 2.
LOAN; GENERAL.
Section 2.1
Loan. Subject to the terms and conditions of this Agreement, Lender may, in Lender’s sole and absolute discretion, lend to Borrower, and Borrower agrees to borrow, the principal sum of up to $50,000,000.00, or such higher amount up to $75,000,000.00 as may be approved by Lender in its sole and absolute discretion pursuant to Section 5 of the Note; said sum to be evidenced by the Note and which shall be repaid in accordance with the terms of the Note and the other Loan Documents. The Loan is a revolving loan, under which funds may be advanced, repaid and re-advanced, from time to time as permitted under the terms and conditions of this Agreement and the other Loan Documents. Notwithstanding the foregoing, the outstanding principal balance under the Loan and the outstanding principal balance under the Other Loans (as hereinafter defined), shall not in the aggregate exceed $50,000,000.00, or such higher amount up to $75,000,000.00 as may be approved by Lender in its sole and absolute discretion pursuant to Section 5 of the Note.
Section 2.2
Purpose. Amounts disbursed to or on behalf of Borrower pursuant to the Note shall be used for the purchase and renovation of each Property and the Project and for such other purposes and uses as may be permitted under this Agreement and the other Loan Documents.
Section 2.3
Grant of Security Interest in Property. The Note shall be secured, in part, by the Security Instrument encumbering certain real property and improvements as described therein.
Section 2.4
Advances.
(a)
Initial Advance. Subject to the provisions of this Agreement, upon written request by Borrower, pursuant to Section 3.1 below, Lender may elect, in Lender’s sole and absolute discretion, to make the Initial Advance to Borrower.
(b)
Subsequent Advances. Subject to the provisions of this Agreement, upon written request by Borrower, Lender shall make Acquisition Advances and Construction Advances, from time to time, within fourteen (14) days after all conditions precedent to making such Advances (including those set forth in Sections 3.1 and 3.2 below), have been met.

(c)
Construction Holdback. The construction holdback amount will be 50% of the cost of each Project (the “Construction Holdback”). The Construction Holdback for any Property may be requested via Construction Advances in accordance with Section 3.2 of this Agreement.
(d)
Milestone Advances. Notwithstanding anything to the contrary contained herein, for any Advance which is a Milestone Advance, Lender may make such Advance in Lender’s sole and absolute discretion.
(e)
Limitations.
(i)
Notwithstanding any other provision of this Agreement to the contrary, the aggregate amount of all Advances at any one time outstanding (with the exception of any Protective Advances (as hereinafter defined)) shall not exceed the amount of the Loan, and in no event shall the total Maximum Available Loan Funds for all Eligible Projects and Eligible Assets, as of such date of determination, exceed the maximum amount of the Loan.
(ii)
Unless otherwise permitted by Lender, Advances shall be made (if at all) not more frequently than one (1) time in any calendar week and in a manner consistent with this Agreement and the Construction Budget.
(iii)
In no event shall Lender be obligated to make Advances in excess of the percentage of construction completed as certified by Lender pursuant to any inspection completed by Lender, if any. The maximum amount of advances which Borrower may request for the Project or for any component or phase thereof shall be as set forth in the Construction Budget.
(iv)
If required by Lender in its sole and absolute discretion following an Event of Default, all Advances shall be made into an account of Borrower that is subject to the Deposit Account Control Agreement.
(v)
Lender shall not be obligated to disburse Loan proceeds for the payment of any cost if the amount of such cost, together with the amounts of other costs included within the same “line-item” in the Construction Budget for which requests for advances have previously been submitted and approved, exceeds the amount set forth in the Construction Budget for such line-item, unless Borrower furnishes to Lender documentary evidence satisfactory to Lender that any such excess cost is offset by a reduction, in nature satisfactory to Lender, of at least an equal amount in another line-item in the Construction Budget, and Lender approves a revision to the Construction Budget.
(f)
Determination. Borrower understands that (A) a Property will not constitute an Eligible Asset, and Lender will not make any Initial Advance for the acquisition thereof, unless (i) at minimum, the conditions set forth in Exhibit A (collectively the “Eligible Asset Minimum Requirements”) are satisfied (as determined by Lender) and the conditions listed in clauses (i) through (iii) below are satisfied and (ii) Lender approves of such property as an Eligible Asset, which approval Lender may grant or withhold in its sole and absolute discretion, and (B) a construction project will not constitute an Eligible Project, and Lender will not make an Initial Advance for any Project Expenditure to be paid for therefrom, unless (i) at minimum, the conditions set forth in Exhibit B (collectively, the “Eligible Project Minimum Requirements”) are satisfied (as determined by Lender) and the conditions listed in clauses (i) through (iii) below are satisfied and (ii) Lender approves of such construction project as an Eligible Project, which approval Lender may grant or withhold in its sole and absolute discretion.
(i)
Lender has approved all information required under Section 3.1;

(ii)
Lender shall have received, at Borrower’s sole cost and expense, the as-is value of the property on or about the date of acquisition by Borrower (or, if such property was acquired by Borrower prior to the request for such Initial Advance then on or about the date of such requested Initial Advance), as set forth in (i) for an Initial Advance of less than $400,000.00, the desktop valuation with inspection, or (ii) for an Initial Advance of $400,000.00 or more, the third-party appraisal from an Appraiser;
(iii)
All representations and warranties contained herein would be true and correct if the property were included as an Eligible Asset (including representations and warranties contained in Section 5.1.16) and/or if the construction project was included as an Eligible Project (including representations and warranties contained in Section 5.1.17), as applicable; and
(iv)
The requested Maximum Available Loan Funds applicable to such proposed Eligible Project or proposed Eligible Asset, as applicable, together with all of the Maximum Available Loan Funds applicable to all then-current Eligible Projects and all Eligible Assets, does not, in the aggregate, exceed the maximum amount of the Loan.
Section 2.5
Loan Fees and Expenses. A non-refundable loan fee of $1,200 shall be earned by Lender upon the making of an Acquisition Advance for each Property. In addition, Borrower shall pay to Lender, on the date hereof, those certain amounts referenced in the settlement statement approved by Lender in connection with the closing of the Loan.
Section 2.6
Partial Releases. The provisions of Exhibit D shall apply to this Agreement.
Section 2.7
Security Interests. To secure all payments of principal and interest under this Agreement and the payment and performance of all other Obligations of Borrower to Lender under this Agreement and any other agreement between Borrower and Lender, including without limitation, all construction obligations of Borrower for the completion of the Project in substantial accordance with the Plans and Specifications on or prior to the Completion Date and the payment and performance of all other obligations arising from all leases, the Loan Documents, any hedge agreement and any prepayment penalties or breakage costs, Borrower hereby grants to Lender a continuing first priority security interest in the Collateral, together with all accessions, attachments, replacements, substitutions, modifications and additions thereto, now or hereafter acquired, and all Proceeds (as defined in the applicable Uniform Commercial Code) thereof (including insurance proceeds). Borrower (i) authorizes Lender to file (and Borrower shall execute if requested by Lender) and (ii) irrevocably appoints Lender its agent and attorney-in-fact to execute in the name of Borrower and file, any Uniform Commercial Code financing statements (including any amendments thereto) or similar filings with such authorities and with any filing offices as Lender may determine are necessary or advisable to protect Lender’s interest in the Collateral and/or this Agreement, and Borrower agrees to reimburse Lender upon demand for all reasonable costs incurred with respect thereto and with respect to any lien, tax or other related searches (that Lender may reasonably determine are necessary or advisable) performed by Lender (whether prior to or after the date of this Agreement) in connection with any Loan transaction, provided that such searches at Borrower’s expenses shall be limited to one (1) in any twelve (12) month period unless there is a Default or Event of Default during such period.
SECTION 3.
ADVANCES; OPTION TO EXTEND.
Section 3.1
Closing Conditions; Advances. Lender’s obligation to make any Advances (including the Initial Advance) or take any other action under the Loan Documents shall be subject at all times to satisfaction of each and every one of the following conditions precedent in Lender’s discretion:
(a)
Receipt and approval by Lender of an executed original of this Agreement, each of the Loan Documents, and any and all other documents, instruments, policies and forms of evidence or other materials which are required pursuant to this Agreement or any of the other Loan Documents or as otherwise required by Lender, each in form and content acceptable to Lender:
(b)
There shall exist no Default or Event of Default under this Agreement or any of the Loan Documents;
(c)
The Security Instrument is a valid lien upon the Property and is prior and superior to all other liens and encumbrances thereon except those that have priority under applicable law, those described in the Title Policy, or those approved by Lender in writing in Lender’s sole discretion (and, for the avoidance of doubt, the only liens or encumbrances affecting the Property are the Permitted Encumbrances);
(d)
Lender shall have received and approved a final Construction Budget;
(e)
Lender shall have received and approved the following: (i) a written appraisal prepared in conformance with the requirements of FIRREA, as well as any other applicable rules or regulations from any and all applicable governmental authorities (subject to review and adjustment by Lender consistent with Lender’s standard practices); (ii) evidence of the insurance coverage required under this Agreement; (iii) the Plans and Specifications, together with evidence of all necessary or appropriate approvals of governmental agencies or private parties; (iv) copies of all agreements which are material to Completion of the Project, including without limitation a copy of the General Contractor Agreement, if any, and copies of all Project Permits; and (v) a list of all Project Documents in effect for the Project as of the date of such request for Advance and copies of all such Project Documents.
(f)
Borrower shall have presented evidence satisfactory to Lender that it has contributed equity in the Property and Project in the amount in the Construction Budget;
(g)
[Reserved];
(h)
The representations and warranties contained in this Agreement shall be true and correct as of the Closing Date and as of the date of each Advance or any other amounts pursuant to the Loan Documents except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date;
(i)
If required by Lender, Lender shall have received evidence that each of Borrower and Guarantor is in good standing in the state in which such entities are organized as of the date hereof and the states where such entities conduct business;
(j)
If an Acquisition Advance, a copy of the purchase and sale agreement for the Property;
(k)
Lender shall have received a commitment by a title company to issue the Title Policy (together with copies of all exceptions) in form and substance acceptable to Lender;
(l)
If required by Lender, Lender shall have received legal opinions issued by counsel for Borrower and each other Borrower Party, as required by Lender;

(m)
If required by Lender, Lender shall have received current Uniform Commercial Code searches for Borrower and each other Borrower Party, and, if required by Lender, the immediately preceding owner of the Property;
(n)
If required by Lender, Lender shall have received evidence of insurance as required by this Agreement;
(o)
There shall have occurred no Material Adverse Effect, and no condition exists with respect to the Borrower, the Property, or market conditions which could reasonably be expected to have a Material Adverse Effect;
(p)
No condemnation or adverse zoning or usage change proceeding shall have occurred or shall have been threatened against the Property; the Property shall not have suffered any significant damage by fire or other casualty which has not been repaired or is not covered by insurance; no law, regulation, ordinance, moratorium, injunctive proceeding, restriction, litigation, action, citation or similar proceeding or matter shall have been enacted, adopted, or threatened by any governmental authority, which would have a Material Adverse Effect;
(q)
Borrower shall have paid or reimbursed all of Lender’s reasonable and out-of-pocket fees outstanding fees and expenses (including the out-of-pocket fees and expenses of Lender’s construction consultant(s), if any, and all other out-of-pocket fees, costs and expenses of Lender (including any draw fees and any fees and expenses of outside legal counsel)) relating to the Loan, to the extent then due and payable, as well as all fees and commissions payable to real estate brokers, mortgage brokers, or any other brokers or agents in connection with the Loan or the acquisition of the Property, evidence of such payment to be accompanied by any waivers or indemnifications deemed necessary by Lender;
(r)
The Property shall comply in all material respects with all Applicable Law;
(s)
Such other documents or items as Lender or its counsel may require in their sole and absolute discretion (including credit and litigation information on Borrower and each other Borrower Party); and
(t)
Lender shall have received and approved organizational documents, resolutions, certificates and consents with respect to Borrower (and the partners, members, managers or joint venturers of Borrower (if any)), all Guarantors (and the partners, members, managers or joint venturers of all such Guarantors (if any)), and such other related entities as Lender may require.
Section 3.2
Request for Construction Advance; Additional Conditions. With respect to each Advance Request for a Construction Advance, each of the following conditions must be met prior to any such Advance being funded:
(a)
The Project for the applicable Property shall be Complete as reasonably determined by Lender
(b)
Reserved;
(c)
Lender shall have received a certificate of Borrower with respect to any construction work constituting the applicable Project Expenditures to be funded by such Advance (i) certifying that the work has been completed in a good and workmanlike manner in accordance with all Applicable Law, in all material respects and (ii) including (with the Advance Request) a copy of the certificate of occupancy for such Property, and (iii) to the extent any contractors or vendors have given preliminary notice of a Lien, accompanied by conditional lien waivers or other evidence of lien release upon payment satisfactory to Lender;
(d)
Lender shall have determined that the applicable work with respect to which the Advance has been requested has been completed in good and workmanlike manner in accordance with all Applicable Law and the Plans and Specifications; and
(e)
All Advance Requests shall clearly identify any amounts requested for payment to an Affiliate. Unless expressly set forth in the then effective Construction Budget or this Agreement, no developer’s, management, consulting or brokerage fee or commission, developer profit or other payment to any Affiliate shall be paid directly or indirectly from any proceeds of the Loan without Lender’s prior written approval.

Each Advance Request delivered by Borrower to Lender, whether to request an Initial Advance or any Subsequent Advance, shall be deemed to be a representation and warranty that (i) the information contained in the Advance Request is true and correct in all material respects, (ii) no Default or Event of Default has occurred or is continuing under any of the Loan Documents and (iii) all representations and warranties under this Agreement and the other Loan Documents are true, correct and complete in all material respects and not misleading in any respect on the date of such Advance Request, as if such representations and warranties were made on such date.

Section 3.3
Full Repayment and Reconveyance, Satisfaction or Release. Upon receipt of all sums owing and outstanding under the Note and the Loan Documents, and the full performance of all other obligations secured by the Security Instrument, Lender shall reconvey, satisfy or release the Property from the lien of the Security Instrument and terminate any assignment of leases and rents or UCC-financing statements related to the Collateral; provided, however, that all of the following conditions shall be satisfied at the time of, and with respect to, such reconveyance, satisfaction or release: (a) Lender shall have received all escrow, closing and recording costs, the costs of preparing and delivering such reconveyance, satisfaction or release, the payment of any and all sums then due and payable under the Loan Documents, and the full payment and performance of all other obligations secured by the Security Instrument, including those set forth in the Note and the Security Instrument; and (b) Lender shall have received a written release reasonably satisfactory to Lender of any set aside letter, letter of credit or other form of undertaking which Lender has issued to any surety, governmental agency or any other party in connection with the Loan or the Property. Lender’s obligation to make further disbursements under the Loan shall terminate as to any portion of the Loan undisbursed as of the date of issuance of such reconveyance, satisfaction or release, and any commitment of Lender to lend any undisbursed portion of the Loan shall be cancelled. For avoidance of doubt, the Property may not be sold by Borrower unless it is released (and the required payment is made) pursuant to this Section 3.3 prior to or concurrently with such sale.
Section 3.4
Reserved.
Section 3.5
Option to Extend. Subject to the provisions of this Agreement, Borrower shall have the Option to Extend the term of the Loan from the Original Maturity Date to the Extended Maturity Date, upon satisfaction of each and every one of the following conditions precedent in Lender’s discretion:
(a)
Borrower shall provide Lender with written notice of Borrower’s request to exercise the Option to Extend in the form attached hereto as Exhibit E or in such other written form (and including any reasonably necessary supporting documentation) reasonably acceptable to Lender not less than thirty (30) days and not more than one hundred twenty (120) days prior to the Original Maturity Date.

(b)
As of the date of Borrower’s delivery of notice of request to exercise the Option to Extend, and as of the Original Maturity Date, no Default or Event of Default shall exist, and Borrower shall so certify in writing.
(c)
Borrower shall execute or cause the execution of all documents reasonably required by Lender to exercise the Option to Extend.
(d)
There shall have occurred no Material Adverse Effect, and no condition exists which could have a Material Adverse Effect.
(e)
At Borrower’s sole cost and expense, the issuance by the title company, and Lender’s receipt, of any endorsements deemed necessary by Lender for attachment to Lender’s Title Policy, insuring the priority and validity of the Security Instrument.
(f)
On or before the Original Maturity Date, Borrower shall pay to Lender an extension fee in the amount of 0.75% of the Loan (whether disbursed or undisbursed), as determined on the Original Maturity Date.
(g)
Borrower shall obtain Lender’s approval to exercise the Option to Extend, which approval shall be granted in Lender’s sole discretion.

In connection with this Section 3.5, Lender shall have the right, but not the obligation, to request and obtain from an appraiser acceptable to Lender at Borrower’s sole cost and expense, an updated Appraisal of the Property, which includes an opinion of value and supporting information reasonably acceptable to Lender. If such an Appraisal is obtained, Borrower agrees to cooperate with any appraiser, allow access to the Property and provide copies of any applicable statements and information reasonably requested by such appraiser. A copy of such updated Appraisal shall be provided to Borrower upon completion.

Except as modified by the Option to Extend, the terms and conditions of this Agreement and the other Loan Documents as modified and approved by Lender shall remain unmodified and in full force and effect.

Section 3.6
Recourse. The Loan shall be full recourse to Borrower and all of its assets, whether now owned or hereafter acquired or in which Borrower otherwise has an interest, and all proceeds thereof.
SECTION 4.
PAYMENT. All payments shall be made pursuant to the terms and conditions of the Note and the other Loan Documents.
SECTION 5.
REPRESENTATIONS AND WARRANTIES.
Section 5.1
Borrower Representations. Borrower represents and warrants as of the date hereof and as of the date of each Advance that:
5.1.1
Authority/Enforceability. Each Borrower Party is in compliance in all material respects with all laws and regulations applicable to its organization, existence and transaction of business and has all necessary rights and powers and organizational authority to own, develop and operate the Property and improvements as contemplated by the Loan Documents.

5.1.2
Binding Obligations. Each applicable Borrower Party is authorized to execute, deliver and perform its obligations under the Loan Documents, and such obligations shall be valid and binding obligations of the applicable Borrower Party.
5.1.3
Formation and Organizational Documents. Borrower has delivered to Lender all formation and organizational documents of Borrower, the general partner or managing member of Borrower, and of all Guarantors of the Loan, if any, and all such formation and organizational documents remain in full force and effect and have not been amended or modified since they were delivered to Lender. Borrower shall immediately provide Lender with copies of any amendments or modifications of the formation or organizational documents. Borrower shall not, without the prior written consent of Lender, modify or amend its operating agreement or partnership agreement or other organizational documents in any way that would have a material adverse effect on its ability to own and operate the Property or to perform under the Loan Documents.
5.1.4
No Proceedings or Litigation. Except as disclosed to Lender in writing, there are no claims, actions, suits, or proceedings pending, or threatened in writing, against Borrower or affecting the Property.
5.1.5
No Defaults. No Borrower Party is in default with respect to any order or decree of any court or any order, regulation or demand of any Governmental Authority, which default might have consequences that would materially adversely affect the condition (financial or other) or operations of any Borrower Party or might have consequences that would materially adversely affect Borrower Party’s performance hereunder or under any of the Loan Documents.
5.1.6
Consents. No consent, approval, authorization or order of any court or Governmental Authority is required for the execution, delivery and performance by any Borrower Party of, or compliance by any Borrower Party with, this Agreement or any other Loan Document or the consummation of the transactions contemplated hereby which lack thereof might reasonably be expected to materially adversely affect the condition (financial or other) or operations of any Borrower Party or might have consequences that would materially adversely affect Borrower Party’s performance hereunder or under any of the Loan Documents, other than those which have been obtained by the applicable Borrower Party or are in relation the construction of the Project.
5.1.7
Title. Borrower is the record and beneficial owner of, and has good and marketable title to, the Property, free and clear of all Liens whatsoever other than the Permitted Encumbrances, and lawfully holds and possesses the Property and has the right to encumber the same. Without limiting the generality of the foregoing, Borrower has not granted any option or right of first refusal or first opportunity to any party to acquire any interest in the Property. The Security Instrument, when recorded, will create valid, perfected first priority, subject to Permitted Encumbrances, security interest in and to the Property and the Collateral in favor of Lender. Pledgor owns one hundred percent (100%) of all interests in Borrower, and is the sole and managing member of Borrower. To the extent Lender requires Borrower to enter into the Pledge Agreement, the Pledge Agreement, together with the Uniform Commercial Code financing statements required to be filed in connection therewith, will create valid, perfected, first priority, subject to Permitted Encumbrances, security interests in and to the ownership interests in Borrower.
5.1.8
No Plan Assets. As of the date hereof and throughout the term of the Loan (a) each Borrower Party is not and will not be an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, (b) none of the assets of any Borrower Party constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3 101, (c) each Borrower Party is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA, and (d)

transactions by or with any Borrower Party are not and will not be subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans.
5.1.9
Compliance. Borrower and the Property and the current use thereof comply in all material respects with all Applicable Law, including, without limitation, building and zoning ordinances and codes. Neither Borrower nor any other Borrower Party is in material default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. Neither Borrower nor any other Borrower Party has committed any act that may give any Governmental Authority the right to cause Borrower or any Borrower Party to forfeit the Property or any part thereof or any monies paid in performance of Borrower’s Obligations under any of the Loan Documents.
5.1.10
Financial Information. All financial data, including, without limitation, the statements of cash flow and income and operating expense and any proposed budget, that have been delivered to Lender in respect of Borrower, the other Borrower Parties, the Property or the Project fairly present the financial condition of Borrower in all material respects, each other Borrower Party, the Property and the Project, as applicable, as of the date of such reports and have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Except as disclosed therein, neither Borrower nor any other Borrower Party has any contingent liabilities, liabilities for taxes, unusual forward or long term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower or any other Borrower Party. Since the date of the financial statements (including any proposed budget), there has been no Material Adverse Effect.
5.1.11
Single Purpose. Borrower hereby represents and warrants to, and covenants with, Lender that as of the date hereof and until such time as the Debt shall be paid in full (provided, however, that nothing in this Section shall require any shareholder, partner or member of Borrower or Pledgor to make additional capital contributions to either of them): (a) neither Borrower nor Pledgor has owned or will own any asset or property other than (i) the Properties and personal property (with respect to Borrower) or 100% of the ownership interests in Borrower and personal property (with respect to Pledgor), and (ii) incidental personal property necessary for the ownership thereof; (b) neither Borrower nor Pledgor has engaged or will engage in any business other than the acquisition, ownership, management, development, operation, renovation and sale of the Property (with respect to Borrower) or the ownership interests in Borrower (with respect to Pledgor). Each of Borrower and Pledgor will conduct and operate its business as presently conducted and operated; (c) neither Borrower nor Pledgor has incurred or will incur any Indebtedness, other than unsecured trade payables incurred in the ordinary course of business relating to the ownership, renovation and operation of the Properties and except as provided in the Loan Documents; (d) neither Borrower nor Pledgor has made or will make any loans or advances to any third party (including any Affiliate of Borrower); (e) each of Borrower and Pledgor is solvent and will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its own assets as the same shall become due; (f) each of Borrower and Pledgor has done or caused to be done and will do all things necessary to observe organizational requirements and formalities and preserve its existence, and neither Borrower nor Pledgor will amend, modify or otherwise change its certificate, partnership agreement, articles of incorporation and bylaws, operating agreement, trust or other organizational documents in any way that is materially adverse to the Lender without the prior consent of Lender in any manner that (i) violates the single purpose covenants set forth in this Section, or (ii) amends, modifies or otherwise changes any provision thereof that by its terms cannot be modified at any time when the Loan is outstanding or by its terms cannot be modified without Lender’s consent; (g) each of Borrower and Pledgor will (i) maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any constituent party, (ii) not cause or permit its assets to be listed as assets on the financial statement of any other Person, provided, however, that each of Borrower’s and Pledgor’s assets may be included in a consolidated financial statement of its Affiliates provided that such assets shall be listed on Borrower’s or Pledgor’s own separate balance sheet, (iii) except to the extent Borrower or Pledgor is disregarded for tax purposes, file its own tax returns (to the extent Borrower or Pledgor is required to file any such tax returns) and will not file a consolidated federal income tax return with any other Person, and (iv) maintain its books, records, resolutions and agreements as official records; (h) each of Borrower and Pledgor has been, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate or any constituent party thereof). Each of Borrower and Pledgor shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or part of the other and shall maintain and utilize separate stationery, invoices and checks bearing its own name; (i) neither Borrower nor Pledgor will seek or effect its dissolution, division, winding up, liquidation, consolidation or merger, in whole or in part; (j) neither Borrower nor Pledgor will commingle its funds and other assets with those of any Affiliate or constituent party or any other Person, and each of Borrower and Pledgor will hold all of its assets in its own name; (k) each of Borrower and Pledgor has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any other Person; (l) neither Borrower nor Pledgor will guarantee or become obligated for the debts of any other Person nor will either hold itself out to be responsible for or have its credit available to satisfy the debts or obligations of any other Person; (m) neither Borrower nor Pledgor will permit any Affiliate or constituent party independent access to its bank accounts; (n) each of Borrower and Pledgor shall pay the salaries of its own employees (if any) from its own funds and maintain a sufficient number of employees (if any) in light of its contemplated business operations; (o) each of Borrower and Pledgor shall compensate each of its consultants and agents from its funds for services provided to it and pay from its own assets all obligations of any kind incurred; (p) each of Borrower and Pledgor is and will remain organized in the State in which it was formed as a limited liability company with only one member; (q) no indemnity payment from the funds of Borrower or Pledgor (as distinct from funds from other sources such as insurance) of any indemnity under any agreement (other than the Loan Documents) to which Borrower or any Pledgor may be a party (including under such party’s organizational documents) shall be payable from amounts allocable to any other Person, including Lender, pursuant to any of the Loan Documents, and (r) neither Borrower nor Pledgor nor any other Person on behalf of Borrower shall, without the affirmative vote of one hundred percent (100%) of the members, partners or stockholders of Borrower: (i) institute proceedings to be adjudicated bankrupt or insolvent, (ii) consent to the institution of bankruptcy or insolvency proceedings against it; (iii) file a petition seeking, or consenting to, reorganization or relief under applicable federal or state law relating to bankruptcy; (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Borrower or a substantial part of its property; (v) make any assignment for the benefit of creditors; (vi) admit in writing its inability to pay its debts generally as they become due or declare or effect a moratorium on its debts; or (vii) take any action in furtherance of any such action (each of the actions described in the foregoing clauses (i) through (vii), with respect to any individual or entity, are referred to herein as a “Bankruptcy Action”).
5.1.12
Tax Filings. Each of Borrower and Pledgor has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and has paid (unless they are not yet past due or are being contested in good faith, provided adequate reserves have been set aside), or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable thereby. Each of Borrower and Pledgor believes that its tax returns (if any) properly reflect the income and taxes of Borrower or Pledgor, as applicable, for the periods covered thereby.
5.1.13
Solvency. Borrower (a) has not entered into the transaction or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) has received reasonably equivalent value in exchange for its Obligations. Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s assets is and will, immediately following the making of the Loan, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur Indebtedness and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower). Neither Borrower nor any other Borrower Party is contemplating either the filing of a petition by it under state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and neither Borrower nor any other Borrower Party has knowledge of any Person contemplating the filing of any such petition against it.
5.1.14
No Contractual Obligations, Restrictions or Defaults. Other than the Loan Documents, neither Borrower nor Pledgor is subject to any contractual obligations pursuant to which its assets are bound that might materially adversely affect the Property or the business, operations, or condition (financial or otherwise) of Borrower or any other Borrower Party, or has incurred any Indebtedness other than unsecured trade payables incurred in the ordinary course of business relating to the ownership, renovation and operation of the Properties. Neither Borrower nor any other Borrower Party is a party to any agreement or instrument or subject to any court order, injunction, permit, or restriction which might materially adversely affect the Property or the business, operations, or condition (financial or otherwise) of Borrower or any other Borrower Party. Neither Borrower nor any other Borrower Party is in violation of any agreement which violation would have a materially adverse effect on the Property, Borrower, or any other Borrower Party or Borrower’s or any other Borrower Party’s business, properties, or assets, operations or condition, financial or otherwise.
5.1.15
Federal Trade Embargoes. Borrower and each other Borrower Party is in compliance with all Federal Trade Embargoes in all material respects. No Embargoed Person owns any direct or indirect equity interest in any Borrower Party. No Borrower Party shall knowingly deal with any Person identified on the OFAC List.
5.1.16
Additional Representations and Warranties With Respect to the Property.
(a)
Nature of Property. Each Property meets the Eligible Asset Minimum Requirements. The Property is not, nor shall it be, used for commercial purposes. Borrower shall not allow changes in the stated use of the Property from that disclosed to Lender at the time of execution hereof without prior notice to, and prior written consent from, Lender. Notwithstanding the foregoing, a Default under this Section 5.1.16(a) shall not occur so long as the Loan is used for business purposes at all time, and in the event of such a change in use in violation of this Section 5.1.16(a), Borrower shall have the opportunity, not to exceed fifteen (15) Business Days following written notice from Landlord, to pay down the Loan in the amount of the Allocated Loan Amount applicable to such Property.
(b)
Compliance with Law; Property Condition. Borrower has all requisite licenses, permits, franchises, qualifications, certificates of occupancy or other governmental authorizations to own, lease and operate, repair and renovate (if applicable) the Property and carry on its business. None of Borrower, nor any other Borrower Parties or the Property or the Project are in material violation of any law, ordinance, regulation, or rule (federal, state, or local), including all permits and approvals issued thereunder affecting Borrower’s right and qualification to do business, the construction and installation of the improvements located or to be located upon the Property, the operation, leasing, financing or sale of the Property and the occupancy, use and enjoyment thereof. Without limitation on the foregoing, Borrower and the Property comply in all material repects with all applicable laws relating to accessibility for the handicapped, including The Architectural Barriers Act of 1968, The Rehabilitation Act of 1973, The Fair Housing Act of 1988, and The Americans With Disabilities Act of 1990. The Property is free of structural defects and other material physical or mechanical defects, and all building systems contained therein are in good working order, subject to ordinary wear and tear.
(c)
Utilities. All utility services, including, without limitation, gas, water, sewage, electrical and telephone, necessary for the development and occupancy of the Property are available at or within the boundaries of the Property, or Borrower has taken all steps necessary to assure that all such services will be available upon completion of the improvements.
(d)
Insurance. The Property is covered by a policy of hazard insurance and insurance against other insurable risks and hazards as are customary in the area where the Property is located and in accordance with Lender’s underwriting criteria, in an amount not less than the greatest of (i) 100% of the replacement cost of all improvements to the Property, (ii) the outstanding principal balance of the Loan, and (iii) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Property or such maximum lesser amount as permitted by applicable law, all in a form usual and customary in the industry and that is in full force and effect, and all amounts required to have been paid under any such policy have been paid. If any portion of the Property is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Emergency Management Agency is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of the Loan, (2) the full insurable value of the Property, and (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended by the Flood Disaster Protection Act of 1974. All such insurance policies (collectively, the “hazard insurance policy”) contain a standard mortgagee clause naming Lender, its successors and assigns, as mortgagee, and may not be reduced, terminated or canceled without 30 days’ prior written notice to the mortgagee. All premiums on each such insurance policy have been paid. The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. Borrower has not engaged in any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Borrower.
(e)
Ownership and Encumbrances.
(i)
Ownership. Borrower is and will at all times be the legal and equitable owner of the Property subject only to Permitted Encumbrances (and subject to releases permitted hereunder).
(ii)
No Leases. The Property are not subject to any leases, licenses or other occupancy agreements, except as may have been approved by Lender.
(iii)
Authority to Encumber. Borrower has, and will continue to have, the full right and authority to encumber the Property in favor of Lender.
(iv)
Validity of the Lien Created by Each Security Instrument. The Lien created by each Security Instrument is (a) legal, valid, binding and enforceable subject to bankruptcy, insolvency, moratorium, reorganization or similar laws and equitable principles of general application, (b) encumbers the entirety of the Property of Borrower, and (c) is first priority except for Liens that have priority under applicable law or for Permitted Encumbrances.

(f)
Taxes. The Property will be comprised of one or more parcels, each of which constitutes a separate legal parcel and a separate tax lot and none of which constitutes a portion of any other tax lot. There are no pending or, to Borrower’s knowledge, proposed, special or other assessments for public improvements or otherwise affecting any of the Property, nor are there any contemplated improvements to any of the Property that may result in such special or other assessments.
(g)
Accuracy of Documents. Any survey, mechanical and structural plans and specifications, leases, certificates of occupancy, warranties, operating statements, rent roll and income and expense reports, and all other books and records relating to the Property and all other budgets (including estimated budgets), contracts or documents delivered to Lender in connection with the Loan and the Loan Documents are, in all material respects, true, correct and complete copies of such documents.
(h)
Hazardous Materials. The Property complies with all Hazardous Materials Laws as to use and conditions on, under or about the Property including soil and groundwater condition. Neither Borrower nor any Borrower Party, nor, to Borrower’s knowledge, any other person, has used, generated, manufactured, stored or disposed of on, under or about the Property or transported to or from the Property any Hazardous Materials. To Borrower’s knowledge, there are no Hazardous Materials in, attributable to or affecting the Property or the area within 2,000 feet of the Property (and the area is not otherwise subject to recorded land use restrictions by reason of its proximity to Hazardous Materials). Without limitation on the foregoing, to Borrower’s knowledge: (i) the primary potable or drinking water source and groundwater have never been known to exceed the EPA Recommended Maximum Contaminant Level Goals set forth under the Safe Drinking Water Act and Clean Water Act, as amended; (ii) there is not and has never been landfill containing decomposable material, petroleum wells, mineral bearing mines, sewage treatment facilities, underground storage tanks, sinkholes, radon or other toxic emissions within 2,000 feet of any boundary of the Property (and the Property is not otherwise subject to recorded land use restrictions by reason of its proximity to any of the foregoing), and (iii) no electrical transformers, fluorescent light fixtures with ballasts or other equipment containing polychlorinated biphenyls (PCBs) have been located on the Property at any time.
5.1.17
Additional Representations and Warranties With Respect to the Project.
(a)
Each Project meets the Eligible Project Minimum Requirements.
(b)
The current land use, zoning law, regulations and declarations covering the Property upon which the Project is being constructed permit, on an as-of-right basis, the completion of the Project substantially in accordance with the Loan Budget, the current zoning law and declarations covering the Property permit the Project being constructed thereon to be operated and used as contemplated by this Agreement, and no additional variance, conditional use permit, special use permit or other similar approval is required for such construction, use or occupancy of the Project that has not been or will not, if and when required, be obtained. The Property and the use thereof are currently and, upon completion of the Project being constructed thereon substantially in accordance with the Loan Budget, will be in all material respects in compliance with all Project Permits then required therefor and all other Applicable Law, and such compliance is not dependent on any land, improvements or facilities that are not a part of the Property. There are no pending, or to Borrower’s knowledge, threatened actions, suits or proceedings to revoke, attach, invalidate, rescind or modify the zoning applicable to the Property or any part thereof or any of the Project Permits applicable thereto, as currently existing.
(c)
As of the Closing Date and as of each date on which this representation is deemed remade, the Construction Budget (as the same may be amended from time to time with the approval of Lender in accordance with this Agreement) accurately reflects Borrower’s best good faith estimate of all anticipated Hard Costs, Soft Costs, and any other costs and expenses reasonably anticipated to be incurred in connection with the Completion of the Project.
(d)
The Project is expected to be Completed on or prior to the Completion Date.
5.1.18
General Facts. No statement of fact made by or on behalf of Borrower or any other Borrower Party in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to Borrower which has not been disclosed to Lender which adversely affects, nor as far as Borrower can foresee, might adversely affect, the Property, the Project or the business, operations or condition (financial or otherwise) of Borrower or any other Borrower Party.
Section 5.2
Survival of Representations. The representations and warranties set forth in Section 5.1 and elsewhere in this Agreement and the other Loan Documents shall survive for so long as any amount remains payable to Lender under this Agreement or any of the other Loan Documents and shall be deemed to be remade as of the date of each Advance hereunder (except as may be disclosed to and expressly approved by Lender).
SECTION 6.
BORROWER COVENANTS.
Section 6.1
Borrower Affirmative Covenants. Borrower hereby covenants and agrees with Lender that:
6.1.1
Existence; Compliance with Applicable Law. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Applicable Law applicable to it, the Property and the Project.
6.1.2
Taxes and Other Charges; Effect of Change in Law. Borrower shall pay all Taxes and other charges now or hereafter levied or assessed or imposed against the Property, the Project or any part thereof before the same become delinquent or past due, unless Borrower is contesting such taxes in good faith and in accordance with this Agreement. When and if so requested by Lender, Borrower shall deliver promptly to Lender receipts evidencing such payments. Borrower shall not suffer, permit, initiate, or otherwise cause for any tax purpose, the joint assessment of any real property comprising the Property and any personal property located thereon, or any other procedure whereby the lien of real property taxes and assessments and the lien of personal property taxes shall be assessed, levied or charged against such real property as a single lien. While the Property remains subject to a Security Instrument, the Property shall be segregated on the applicable tax rolls from all other property, both real and personal; and, upon request, Borrower shall procure on behalf of Lender a tax service contract, the issuer, form and content of which shall be subject to Lender’s prior approval. Borrower shall not permit or suffer and shall promptly discharge any lien or charge against the Property other than Permitted Encumbrances.
6.1.3
Litigation. Borrower shall give prompt notice to Lender of any litigation or governmental proceedings pending or threatened in writing against Borrower, any other Borrower Party, the Property or the Project. If Lender is made a party to any litigation concerning the Security Instrument, or the Property or the Project or any part thereof or interest therein, or the occupancy thereof by any person or entity, then Borrower shall indemnify, defend and hold Lender harmless from all claims and liability by reason of such litigation, including reasonable attorneys’ fees and expenses incurred by Lender, whether or not any such litigation is prosecuted to judgment.

6.1.4
Access to Property. Borrower shall permit or cause to be permitted, agents, representatives and employees of Lender to inspect the Property, the Project or any part thereof at reasonable hours upon reasonable advance notice.
6.1.5
Further Assurances; Supplemental Affidavits. Borrower shall, and shall cause Pledgor and Guarantor to, at Borrower’s sole cost and expense:
(a)
execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve or protect the security interest of Lender in the collateral at any time securing or intended to secure the obligations of Borrower, Pledgor and Guarantor under the Loan Documents, as Lender may reasonably require; and
(b)
do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.
6.1.6
Title to the Collateral. Borrower will warrant and defend the validity and priority of Lender’s security interest in the Collateral.
6.1.7
Reserved.
6.1.8
Reserved.
6.1.9
Disposition of Insurance and Condemnation Proceeds and Damages.
(a)
Lender’s Rights in Proceeds and Damages. Borrower hereby collaterally assigns to Lender (a) any award for damages suffered or compensation paid by reason of a taking for public use, or an action in eminent domain, or the exercise of the police power, whether by a condemnation proceeding or otherwise (such as by inverse condemnation), or any transfer of all or any part of the Property in avoidance thereof, affecting the Property in excess of $100,000, (b) all proceeds of any insurance policies paid by reason of loss sustained to the Property in excess of $100,000, and (c) all claims, damages, causes of action, against or from any party or parties, with respect to the Property or the Project, or any funds received or receivable in connection with any damage to the Property or the Project, incurred as a result of any cause whatsoever. All proceeds of any such claims shall be paid by the person or entity making payment directly to Lender, and Borrower shall do all things necessary to obtain prompt settlement for each loss or claim covered by a policy of insurance. After first deducting all costs and expenses of Lender incurred in connection with the settlement or recovery of any proceeds hereunder, Lender may, at its option and without regard to the adequacy of the security hereunder, except as otherwise provided in clause (b) below, apply any such sum it retains hereunder to any indebtedness or obligation secured by the Security Instrument, whether due or not, and in such order or priority as Lender may determine in its sole and absolute discretion; however, after deducting its costs and expenses Lender may approve, regardless of any impairment of security or lack thereof, except as otherwise provided in clause (b) below, release to Borrower of all or any part of the entire amount so collected for reimbursement for costs and expenses incurred by Borrower for the repair and restoration of the Property upon any conditions Lender chooses. Application of all or any portion of such funds, or the release thereof, shall not cure or waive any Event of Default or notice of an Event of Default or invalidate any acts done pursuant to such notice. Borrower shall execute such further assignments, documents or instruments as Lender may from time to time require in order to evidence the assignment hereunder. If, on any loss of or damage to the Property or the Project or on a partial taking or condemnation of the Property, Lender is not entitled under law to retain the entirety of any proceeds or award pursuant to this Section, then Lender shall be entitled to apply the proceeds or award to the repayment of the Note and any other indebtedness secured by any Loan Document to reduce the Note balance and such other indebtedness by the ratio which the value of the Property remaining encumbered by the Security Instrument bears to the value of the Property immediately prior to such loss, damage or partial condemnation or taking, as determined by Lender’s appraiser retained for such purpose. In the event any insurance proceeds or condemnation awards are applied by Lender against the Note under this Section, no prepayment premium shall apply.
(b)
Use of Insurance Proceeds to Repair Property. In the event of damage to or destruction of the Property from any cause actually covered under insurance maintained by Borrower hereunder or any available condemnation proceeds, in each case, in an amount less than or equal to $100,000, the Borrower may collect such proceeds and use them for reconstruction and repair of the damaged or taken improvements. In the event of damage to or destruction of the Property from any cause actually covered under insurance maintained by Borrower hereunder or any available condemnation proceeds, in each case, in excess of $100,000, then Lender shall make available to Borrower the net insurance proceeds or condemnation proceeds available as a result of such damage or destruction (after deducting costs and expenses incurred by Lender in connection with the settlement or recovery of any proceeds as provided in clause (a) above) for use by Borrower, in the reconstruction and repair of the damaged or taken improvements to the condition approved by Lender, on the terms and conditions hereinafter set forth. In the event any of the conditions to Borrower’s right to utilize the net proceeds hereunder are not satisfied or fulfilled at any time, then such net proceeds shall be applied as provided in clause (a) above. Such net proceeds shall be made available hereunder only if: (a) no Default or an Event of Default occurs; (b) Lender is satisfied that, by expenditure of the net proceeds hereunder, the Property damaged or destroyed or taken shall be fully restored within a reasonable period of time to substantially the equivalent of its original condition and value and all payments required under the Note will continue to be paid; (c) Lender is satisfied that such work of repair and restoration can be completed in the ordinary course of business within one (1) month from the commencement of work and at least one (1) month prior to the date on which all Advances (including any Advance for the Project being constructed thereon) are required to be repaid pursuant to the Note; (d) Lender has reviewed and approved Borrower’s plans and specifications for the work of repair and restoration, Borrower’s architect and any general contractors, subcontractors and material suppliers employed to perform such work; (e) all general contractors, all major subcontractors and material suppliers have supplied 100% performance and completion bonds and bonds protecting such Property from the imposition of mechanic’s or other liens; (f) if the net insurance proceeds or condemnation proceeds available are insufficient for payment of the full cost of restoration or repair and the payments under the Note during the completion period, as determined by Lender, Borrower has deposited with Lender sufficient additional funds to insure payment of all such costs, or made arrangements acceptable to Lender for such sufficient additional funds, such additional funds to be disbursed for costs incurred in the manner herein specified prior to the disbursement of any other funds held by Lender; and (g) Borrower shall have satisfied such other conditions as Lender may in determine to be appropriate in its sole discretion. Disbursement of funds by Lender hereunder shall be subject to all of Lender’s then customary construction loan disbursement procedures, including those set forth herein. No funds held by Lender hereunder shall bear interest; and Lender shall have no duties or obligations with respect thereto, or with respect to the provisions of this clause (b), other than that of a construction lender; and the reasonable costs and expenses of Lender incurred in connection therewith (including the fees of a construction consultant and disbursing agent) shall be paid by Borrower (and Lender shall be entitled to pay such costs and expenses out of the insurance proceeds held by Lender). Specifically, but without limiting the generality of the foregoing, no relationship of trust, or any other duty in the nature of fiduciary duties or otherwise, shall be imposed or implied by the status or actions of Lender hereunder; and under no circumstances shall Lender become obligated to take any action to repair or reconstruct any damaged or destroyed Property. Any net proceeds not disbursed under this clause (b) shall be disbursed in accordance with clause (a) above.

6.1.10
Maintenance and Preservation of the Property.
(a)
Borrower’s Obligation for Maintenance of Property and Security. Borrower shall: (a) keep the Property in good condition and repair, subject to any ongoing Project work and replace any items comprising the Property as they become obsolete or worn out with items of at least the same utility, quality and value, free of any liens or security interests of any kind or character other than the lien of the Loan Documents; (b) not remove or demolish any portion of the Property (except in connection with the Project to the extent approved by Lender); (c) restore promptly and in good and workmanlike manner any part of the Property which may be damaged or destroyed; (d) comply in all material respects with and not suffer violations of laws, ordinances, regulations, covenants, conditions, restrictions, equitable servitudes and easements, whether public or private, of every kind and character, and requirements of insurance companies and any bureau or agency which establishes standards of insurability; (e) not commit or permit intentional waste of the Property; (f) do all other commercially reasonable acts which from the character or use of the Property may be reasonably necessary to maintain and preserve their value or to protect the security of the Security Instrument; (g) perform and comply in all material respects with all obligations required to be performed or complied with in leases, licenses, concessions, management agreements, Project Documents or like agreements affecting the Property, if any, or the management, operation, repair, renovation, occupation or use thereof; (h) pay any and all charges, assessments or fees imposed in connection with the delivery, installation or maintenance of any utility services or installations on, to or for the Property; (i) not change the character, the nature of the occupancy or use of the Property, or any portion thereof, except in connection with the Project, and then only to the extent consistent with the Project Documents therefor, if approved by Lender, in its sole discretion; (j) not drill for or extract, or enter into a lease or any other type of agreement for the drilling for or extraction of, oil, gas or other hydrocarbon substances, or any mineral of any kind, on, in or under the Property; (k) make no assignment of rents of the Property except to Lender pursuant to the Security Instrument; and (l) execute and, where appropriate, acknowledge and deliver, such further documents or instruments as Lender deems reasonably necessary to preserve, continue and perfect the security provided for in the Security Instrument.
(b)
Lender’s Approval Rights for Work. Borrower shall not undertake or suffer to be made any alteration, addition, relocation, removal or demolition of, or structural or other material change in, any building, improvement, fixture, machinery, or equipment comprising any Non-Reno Property, other than in connection with the Project, without the prior written approval of Lender, unless (a) the aggregate cost of such work for the Property does not exceed $20,000, (b) such work does not affect the roof or the structure of the building and improvements comprising the Property, or adversely affect or diminish the value of the Property or arise as a result of any damage or destruction, (c) such work is designed by licensed professionals and is constructed by licensed contractors, all qualified for such purpose, and in accordance with all Applicable Law, ordinances, regulations, permits and approvals, and (d) Borrower submits to Lender its proposed plans and budget for such work, together with all other supporting materials related to such work as Lender may reasonably require. The foregoing shall not limit Borrower’s obligations under clause (a) above and, accordingly, Borrower shall immediately seek any consent required under this clause (b) in connection with its obligations under clause (a) above.
6.1.11
Financial Covenants. Borrower shall cause Guarantor to, at all times, comply with the Financial Covenants.
6.1.12
Hazardous Materials. Borrower shall indemnify, defend and hold Lender, its employees, agents, officers and directors, harmless from and against any claim, action, suit, proceeding, loss, cost, damage, liability, deficiency, fine, penalty, punitive damage or expense (including attorneys’, experts’ and consultant fees and costs), directly or indirectly resulting from, arising out of, or based upon (a) the presence, release, use, manufacture, generation, discharge, storage or disposal of any Hazardous Materials on, under, in or about, or the transportation of any such materials to or from, the Property, or (b)

the violation, or alleged violation, of any Hazardous Materials Law affecting the Property, or the transportation of Hazardous Materials to or from the Property. This indemnity shall (i) include any damage, liability, fine, penalty, punitive damage, cost or expense arising from or out of any claim, action, suit or proceeding for personal injury (including sickness, disease or death), tangible or intangible property damage, compensation for lost wages, business income, profits or other economic loss, damage to the natural resources or the environment, nuisance, pollution, contamination, leak, spill, release or other adverse effect on the environment, and the cost of any required or necessary repair, cleanup, treatment or detoxification of the Property, and the preparation and implementation of any closure, disposal, remedial or other required actions in connection with the Property, and (ii) solely with respect to matters occurring prior to foreclosure, including an assignment in lieu of payment, survive foreclosure (whether judicial or non-judicial) of the Security Instrument for the Property and the full or partial payment or discharge of all indebtedness secured by the Security Instrument. WITHOUT LIMITATION, THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO MATTERS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF, OR ARE CLAIMED TO BE CAUSED BY OR ARISE OUT OF, THE NEGLIGENCE (WHETHER SOLE, COMPARATIVE OR CONTRIBUTORY) OR STRICT LIABILITY OF SUCH (OR ANY OTHER) INDEMNIFIED PERSON.
6.1.13
Notices. Borrower shall give notice, or cause notice to be given, to Lender promptly upon the occurrence of: (a) any Default or Event of Default; (b) any default or event of default under any contractual obligation of Borrower or any Affiliate that could reasonably be expected to have a Material Adverse Effect; or (c) any litigation or proceeding affecting Borrower or the Property or affecting any of the other Borrower Parties if such litigation or proceeding could have a Material Adverse Effect.
6.1.14
Prohibited Persons. No Borrower Party or any of their direct or indirect equity holders shall (i) knowingly conduct any business, or engage in any transaction or dealing, with any Embargoed Person, including the making or receiving of any contribution of funds, goods, or services, to or for the benefit of an Embargoed Person, or (ii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any Federal Trade Embargo.
6.1.15
Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulations T, U, W or X of the Board of Governors of the Federal Reserve System, or to extend credit to any Person for such purpose, or for any other purpose which would be inconsistent with such Regulations or any other Regulations of such Board of Governors, or for any purposes prohibited by Applicable Law or by the terms and conditions of this Agreement or the other Loan Documents. Borrower agrees that, without the prior written consent of Lender, (i) the funds received from Lender hereunder shall not be used for the benefit of, or transferred to, any Affiliate of Lender and (ii) without limiting the generality of the foregoing, the funds received from Lender hereunder shall not be used to make an equity investment in any Person in which Affiliates of Lender have equity or debt positions if the proceeds of such investment would be used to refinance such Person’s outstanding indebtedness. For purposes of this Section 6.2.7, “Affiliate” shall have the meaning given to such term in Regulation W of the Board of Governors of the Federal Reserve System.
6.1.16
Deposit Account Control Agreement. If required by Lender in its sole and absolute discretion at any time following an Event of Default, Borrower shall deposit all revenues or other income into an account that will be subject to the Deposit Account Control Agreement once such agreement is entered into and otherwise utilize such account as its operating account, it being acknowledged that the Collateral includes Borrower’s accounts and all amounts on deposit therein and proceeds therefrom. Borrower covenants and agrees to take any actions requested by Lender in order to establish such account and enter into such Deposit Account Control Agreement.

6.1.17
Tenants. It is understood that Borrower may, pursuant to the Purchase Agreement for any Property, permit the seller thereof to remain as a tenant at such Property for a period of time not to exceed twenty (20) days after the applicable closing date following the closing thereof (a “Leaseback Tenancy”). Borrower shall enforce the terms of such Leaseback Tenancy as set forth in such Purchase Agreement. At all times: such tenant shall be adequately insured for its personal property and contents in or at the Property, and Borrower’s liability and property insurance shall adequately cover any liabilities arising from such Leaseback Tenancy and such tenant’s acts, omissions, negligence, and misconduct in or about the Property.
6.1.18
Collections and Reserve Funds.
(a)
Lockbox Account. During the continuance of an Event of Default, Lender may require that Borrower notify and advise each current and future tenant via an instruction letter in form acceptable to Lender to send all payments of Rent (whether by cash, check or electronic means) directly to an account controlled by Lender (a “Lockbox Account”). Without the consent of Lender, no Borrower nor Affiliate shall terminate, amend, revoke or modify any tenant direction letter in any manner whatsoever, or direct or cause any tenant to pay any amount in any manner other than as provided in such tenant direction letter, whether or not an Event of Default is continuing. Borrower hereby grants to Lender an irrevocable power of attorney, coupled with an interest, to execute and deliver to tenants such tenant direction letters. In addition, during the continuance of an Event of Default, Lender may require Borrower to periodically deposit all Collections into a Lockbox Account. Such deposits shall be made in accordance with Lender’s written instructions. During the continuance of an Event of Default, Lender may apply funds collected in a Lockbox Account to the Obligations in such order and priority as Lender determines. All Rents and other Collections shall be collateral for the Obligations and shall be held by Borrower and Manager in trust for the benefit of Lender. The rights set forth in this Section 6.1.18(a) shall be in addition to all other rights and remedies available to Lender. Borrower shall pay for all expenses of opening and maintaining any Lockbox Account.
(b)
Loan Administration Reserve Account. Following an Event of Default, Lender may apply funds in a Reserve Account to pay for Taxes, insurance premiums and capital expenditures with respect to the Property and interest, principal and other Obligations with respect to the Loan, in such order and priority as Lender shall determine. If at any time Lender determines that the amount on deposit in such Reserve Account will not be sufficient to make necessary payments for Taxes, insurance premiums or capital expenditures with respect to the Properties for the succeeding six (6) month period, Lender may so notify Borrower, and Borrower shall, within twenty (20) Business Days of written notice from Lender, deposit with Lender an amount that Lender estimates is sufficient to make such payments.
(c)
Reserved.
(d)
Interest Reserve. To the extent Lender requires a reserve for payments of interest accrued on the outstanding principal balance of the Loan, then a portion of the Maximum Available Loan Funds equal to an amount determined by Lender (the “Interest Reserve”) shall be held back and not funded or advanced except as expressly provided for in this Agreement. Subject to the provisions of this Agreement, interest that is payable hereunder during the period from the initial Advance to the earliest to occur of: (i) the date upon which funds in the Interest Reserve have been depleted; (ii) an Event of Default occurs and is continuing; or (iii) the date of the last Advance; shall be payable by means of Advances made from the Interest Reserve. In the event that interest payable hereunder prior to the date of the last Advance is not capable of being paid from the Interest Reserve, Borrower shall duly and timely make such payment from Borrower’s funds to the extent not paid from the Interest Reserve. Subject to the terms and conditions of this Agreement, upon and during the occurrence of an Event of Default, Lender may, at its sole election, but shall not be obligated to, apply Advances from the Interest Reserve to pay debt service on the Loan. In addition, after an Event of Default, Advances from the Interest Reserve funds may, in Lender’s sole and absolute discretion, be disbursed by Lender and applied to outstanding Obligations. If at any time, the Interest Reserve has a balance that is insufficient to fund interest payments payable prior to the date of the last Advance, as reasonably determined by Lender, Borrower shall deposit funds equal to such insufficiency with Lender within fifteen (15) days after written notice from Lender. In no event shall Borrower have any right to withdraw or direct disbursement of all or any portion of the Interest Reserve.
(e)
Accounts and Reserve Funds Generally. Borrower shall not be entitled to any earnings or interest on funds deposited into the Lockbox Account or any Reserve Account, and Borrower shall not invest any funds in an account subject to a Deposit Account Control Agreement. Any funds remaining in any Reserve Account (other than earnings or interest) after the Obligations have been paid in full shall be returned to Borrower.
(f)
Security Interest. As security for the Obligations, Borrower hereby grants to Lender a first-priority security interest in all Collections, each Reserve Account, any Lockbox Account and all amounts at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of Lender a perfected first priority security interest therein, including executing and delivering to Lender deposit account control agreements and filing UCC-1 financing statements and continuations thereof.
6.1.19
[Reserved].
6.1.20
Commencement and Completion. Borrower shall commence construction of the Project without delay after recordation of the Security Instrument and shall complete construction of the Project, free and clean of any mechanics’ and materialmen’s liens and stop notices, as applicable, in accordance with the Plans and Specifications and other provisions of the Loan Documents, with all construction costs having been paid, on or before the Completion Date.
6.1.21
Post-Closing Possession Agreements. Borrower shall continue to follow its internal standards, policies, and procedures regarding post-possession diligence and management throughout the Term of this Loan in substantially the same manner as in place as of Closing, unless otherwise agreed to in writing by Lender.
Section 6.2
Borrower Negative Covenants. Borrower covenants and agrees with Lender that:
6.2.1
Transfers. Without the prior written consent of Lender, and except in the case of the sale, transfer or issuance of stock listed on any nationally recognized stock exchange, neither Borrower nor any other Person having a direct or indirect ownership or beneficial interest in Borrower shall sell, convey, mortgage, grant, bargain, encumber, pledge, assign or transfer any interest, direct or indirect, in the Property or in Borrower, whether voluntarily or involuntarily. Additionally, (a) if there currently exist no certificates, instruments or writings representing the Collateral, Borrower shall not, without the prior written consent of Lender, create certificates, instruments or writings representing the Collateral, and (b) if certificates, instruments or writings representing the Collateral currently exist, Borrower shall not, without the prior written consent of Lender, create new certificates, instruments or writings representing the Collateral. Borrower shall deliver to Lender any and all newly created certificates, instruments or writings representing the collateral. For avoidance of doubt, no Transfer of the Property or of any direct interest in Borrower or Pledgor shall occur without the prior written consent of Lender, or release Borrower, Pledgor or Guarantor from any liability under the Note and other Loan Documents. Upon any Transfer of any direct or indirect interest in the Property, Borrower or Pledgor in violation of this Section (each of which shall constitute an impairment of Lender’s security interests under the applicable Security Instrument), Lender shall have the absolute right, without demand or notice, to declare all Obligations secured by the Security Instrument to be immediately due and payable (including the prepayment premium, if any, set forth in the Note), except to the extent that and in such particular circumstances where exercise of such right by Lender is prohibited by law.
6.2.2
Liens. Borrower shall not create, incur, assume, permit or suffer to exist any Lien on any portion of the Collateral or the Property except for Permitted Encumbrances and Liens in favor of Lender as provided herein. Borrower shall pay at or prior to maturity, all obligations secured by or reducible to liens and encumbrances which now or hereafter shall encumber the Property, whether senior or subordinate to the Security Instrument, including all claims for work or labor performed, or materials or supplies furnished in connection with any work of improvement upon the Property, including, but not limited to, in connection with the Project; provided, however, that any such lien or encumbrance shall be paid and fully discharged by Borrower within fifteen (15) days after demand by Lender. Borrower may contest any such claim of lien without cost or expense to Lender, but only upon posting, and concurrently supplying to Lender, a certified copy of a statutory bond, escrowing funds in an amount determined by Lender, or other security sufficient under applicable law to fully protect any and all of the Property encumbered by such claim of lien and otherwise satisfactory to Lender to protect Lender against any judgment in favor of the lien claimant.
6.2.3
Leases. Borrower shall not enter into any lease of or occupancy agreement for the Property, or any portion thereof, or modify or amend or supplement any such lease or occupancy agreement without the prior written consent of Lender.
6.2.4
Property Management. Borrower shall not appoint, terminate or replace a manager for the Property, or enter, terminate or amend any management agreement for the Property, in each case without Lender’s prior written consent. Any property manager shall hold and maintain all necessary licenses, certifications and permits required by law. Borrower shall fully perform all of its covenants, agreements and obligations under any management agreement of the Property. Any management agreement will be subordinated to Lender’s rights under the Security Instrument and other Loan Documents.
6.2.5
Dissolution, Etc. Borrower shall not (i) engage in any dissolution, division, liquidation or consolidation or merger with or into any other business entity, or (ii) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of Borrower (except as expressly permitted hereunder).
6.2.6
Change in Business; Change in Name. Borrower shall not enter into any line of business other than the ownership, operation, repair, restoration and sale of the Property. Borrower shall not change its name without first obtaining the prior written consent of Lender. In the event Lender grants such consent, Borrower shall, at Borrower’s sole cost and expense, take all action required by Lender for the purpose of perfecting or protecting the lien and security interest of Lender. Borrower shall promptly notify Lender in writing of any change in the organizational identification number of Borrower. If Borrower does not now have an organizational identification number and later obtains one, Borrower shall promptly notify Lender in writing of such organizational identification number.
6.2.7
Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.

6.2.8
Affiliate Transactions. Without Lender’s prior written consent, Borrower will not enter into any transaction (including, without limitation, the purchase or sale of any property or service) with, or make any payment or transfer to, any Affiliate.
6.2.9
Zoning. Borrower shall not use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior written consent of Lender.
6.2.10
Limitations on Distributions. So long as there is a Default or an Event of Default, Borrower shall not make any distributions to its members.
6.2.11
Other Limitations. Prior to the payment in full of the Debt, Borrower shall not, without the prior written consent of Lender, give its consent or approval to any of the following actions or items: (a) any material change in the method or conduct of the business of Borrower; or (b) the settlement of any claim against Borrower, other than a fully insured third party claim, in an amount greater than Ten Thousand Dollars ($10,000), such consent not to be unreasonably withheld (unless an Event of Default has occurred).
6.2.12
Compliance. Borrower, the Project and the Property and the use thereof shall comply in all material respects with all Applicable Law, including, without limitation, building and zoning ordinances and codes. No Borrower Party shall be in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. No Borrower Party shall commit any act that may give any Governmental Authority the right to cause a Borrower Party to forfeit the Collateral or any part thereof or any monies paid in performance of Borrower’s Obligations. Without the prior written consent of Lender, Borrower shall not seek, make or consent to any change in the lot or parcel boundaries, zoning, conditions of use, or any other applicable land use laws, ordinances, regulations, permits, approvals or licenses pertaining to the Property, except in connection with the Project, or which would constitute a violation of the warranties and representations contained in this Agreement, or would change the nature of the use or occupancy of the Property. Borrower shall, upon request of Lender made not more than once per quarter,, or its agent or representative, deliver to Lender copies of any and all approvals, permits and licenses procured by Borrower with respect to the Property, construction and installation of improvements thereon, including in connection with the Project, or the occupancy, use and enjoyment thereof, pursuant to applicable laws, ordinances, or regulations.
6.2.13
Hazardous Materials. Borrower covenants and agrees that Borrower shall not cause or permit the presence, use, generation, manufacture, release, discharge, storage or disposal of any Hazardous Materials on, under, in or about the Property, or the transportation of any Hazardous Materials to or from the Property. Borrower shall immediately notify Lender in writing of: (a) any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed or threatened with respect to the Property in connection with any Hazardous Materials; (b) any claim made or threatened in writing by any third party against Borrower or the Property relating to damage, contribution, cost recovery, compensation, loss or injury to persons or property resulting from any Hazardous Materials; and (c) Borrower’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause all or any portion of the Property to be subject to any restrictions on the ownership, occupancy, transferability or use of the Property under Hazardous Materials Law. Without Lender’s prior written consent, Borrower shall not take any remedial action in response to the presence of any Hazardous Materials on, in, under or about the Property, nor enter into any settlement agreement, consent decree or other compromise with respect to any Hazardous Materials (except that in the case of an emergency, Borrower shall take such action as may be reasonably required under the circumstances and shall immediately notify Lender in writing of any such action taken). So long as the Property remains subject to the Security Instrument, Lender shall have the right, on seventy-two (72) hours prior written notice to

Borrower, at Borrower’s expense, to enter the Property and to conduct such tests and investigations as Lender requires, in the event that Lender has a good faith belief that such tests or investigations are required or advisable, or at any time following an Event of Default, to determine whether any Hazardous Materials are present in, under, on or about the Property. Such tests and investigation shall include underground borings, groundwater analyses and borings from the floors, ceilings and walls of any improvements located on the Property.
Section 6.3
HOMEOWNERS’ ASSOCIATION.
6.3.1
Covenants. For any Property that is part of a HOA, until payment and performance in full of the Debt and all other Obligations of Borrower in accordance with the terms of this Loan Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:
(a)
Borrower shall promptly and faithfully observe, perform and comply in all material respects with all of the terms, covenants and provisions of any HOA Documents applicable to any Property and shall not do, suffer or permit to be done any act, event or omission that may cause a default or breach under any such HOA Documents.
(b)
Borrower shall furnish to Lender such information and such other evidence as Lender may reasonably request from time to time concerning Borrower’s due observance, performance and compliance with the terms, covenants and provisions of such HOA Documents, including, without limitation, evidence that all Taxes have been paid or are not then delinquent.
(c)
Borrower shall promptly send to Lender a copy of (A) any notice received or sent by Borrower alleging any default by Borrower or any other Person under, or noncompliance with, any HOA Documents and, in the case of any such default or alleged default by Borrower, do all such acts and undertake all such reasonable steps and institute all such proceedings as shall be reasonably necessary to cure or avert such default and (B) any material responses, demands or further notice received or sent by Borrower in regard to any of the foregoing matters. Borrower shall promptly notify Lender in writing of the initiation of any litigation, arbitration or other proceeding affecting Borrower or any Property under or in connection with any HOA Documents applicable to any such Property and shall enforce its rights under all HOA Documents.
(d)
To the extent that any approval rights, consent rights or other rights or privileges are granted to the holder of a recognized mortgagee under any HOA Documents, then such approval rights, consent rights or other rights or privileges shall be deemed to be required by this Agreement. If any HOA Documents provide for one or more “mortgagee representative(s)” (or the equivalent thereto), then Lender shall be named in such HOA Documents as the (or, if such HOA Documents provide for more than one, a) mortgagee representative for so long as the Loan is outstanding, and Borrower shall give notice to any Persons reasonably necessary for Lender to be recognized as a mortgagee under such HOA Documents.
(e)
Borrower shall not assign (other than to Lender) or encumber (other than in favor of Lender as security for the Obligations) any of its rights under any HOA Documents. Borrower shall not, without prior written consent from Lender, cast any vote or give any consent, or permit any Affiliate to cast any vote or give any consent, where such vote or consent could adversely affect, alter or impair the lien of any Security Instrument or the security therefor, where such vote or consent could increase the obligation or diminish the rights of Lender or where such vote or consent could adversely affect any Property, without, in each instance, the prior written approval of Lender, such approval not to be unreasonably withheld, conditioned or delayed.

6.3.2
Indemnification Costs and Expenses. Borrower shall indemnify and save harmless Lender (and its officers, partners, members, directors, trustees, advisors, employees, agents, subagents, affiliates, successors, participants and assigns), from and against any expense or other liability of any nature whatsoever arising out of any obligations of Borrower under (A) any HOA Documents or (B) any HOA, including, without limitation, liability arising under Applicable Law, except to the extent an loss is directly caused by Lender’s gross negligence, willful misconduct, bad faith or fraud.
6.3.3
No Liability. Notwithstanding anything contained herein or otherwise to the contrary, Lender shall not have any liability or obligation under any HOA Documents by virtue of this Agreement or Lender’s acceptance of any security interest encumbering any Property.
6.3.4
Rights and Remedies.
(a)
Lender shall have the rights and privileges which Borrower has under all HOA Documents (including, without limitation, all voting rights) as though Lender were the owner of the applicable Property governed thereby, which rights and privileges may only be exercised by Lender upon the occurrence and during the continuance of an Event of Default. Upon the occurrence and during the continuance of an Event of Default, Lender may vote in place of Borrower and may exercise any and all of said rights and privileges. Borrower hereby irrevocably appoints Lender as Borrower’s attorney-in-fact, coupled with an interest to vote as Borrower’s proxy and to act with respect to all of said rights and privileges so long as any Event of Default exists. Written notice from Lender to any HOA governing a Property shall be deemed conclusive as to the existence of such Event of Default and as to Lender’s rights and privileges under this Section 6.3.4. Notwithstanding the foregoing, nothing contained in this Section 6.3.4 or otherwise, and no action taken by Lender under this Section 6.3.4 or otherwise, shall render Lender liable for the payment of any costs or expenses in connection with any Property.
(b)
Upon the occurrence and during the continuance of a default by Borrower under any HOA Documents, Lender may (but shall not be obligated to), in its sole discretion, cause such default by Borrower to be remedied and otherwise take or perform such other actions as Lender may deem necessary or desirable in connection therewith. Borrower shall, on demand, reimburse Lender for all advances made and reasonable out-of-pocket expenses incurred by Lender in curing any such default (including, without limitation, reasonable attorneys’ fees), together with interest thereon at the Past Due Rate (as such term is defined in the Note) from the date expended to the date repaid in full. The provisions of this Section 6.3.4 are in addition to any cure rights or other rights or remedies granted to Lender under any HOA Documents, the Loan Documents or otherwise.
SECTION 7.
FINANCIAL REPORTING. During the term of this Agreement, unless Lender shall otherwise consent:
Section 7.1
Financial Reporting; Books and Records. Borrower shall maintain complete books of account and other records for the Property and improvements and for disbursement and use of the proceeds of the Loan and Borrower’s funds, and the same shall be available for inspection and copying by Lender upon reasonable prior notice.
Section 7.2
Interim Statements. Upon Lender’s written request, for each calendar year, within (i) forty-five (45) days after the end of each of the first three calendar quarters and (ii) one hundred twenty (120) days after the end of the fourth calendar quarter, Borrower shall deliver to Lender financial statements of Borrower and Guarantor and its subsidiaries on a consolidated basis, including statements of income and changes in shareholders’ equity (or its equivalent) for the period from the beginning of such fiscal year to the end of such quarter, and the related balance sheet as of the end of such quarter, all in reasonable detail and certified by a responsible and authorized officer of Borrower and Guarantor, as applicable, subject, however, to year-end audit adjustments.
Section 7.3
Annual Statements. Within one hundred twenty (120) days following the end of Guarantor’s fiscal year, Guarantor shall deliver to Lender audited financial statements of Guarantor and its subsidiaries (including Borrower and Pledgor) on a consolidated basis, including statements of income and changes in shareholders’ equity (or its equivalent) for such fiscal year and the related balance sheet as at the end of such fiscal year, all in reasonable detail and accompanied by an unqualified opinion of a certified public accounting firm reasonably satisfactory to Lender; provided that such financial statements shall be deemed delivered upon the publicly available filing of such financial statements.
Section 7.4
Certificates. Borrower shall deliver, promptly after the furnishing thereof, copies of any compliance certificates or other similar compliance-related reports or letters furnished to any other party pursuant to the terms of any indenture, loan, credit or similar agreement and not otherwise required to be furnished to Lender pursuant to any other provision of this Section 7. The financial statements required to be delivered pursuant to this Section shall be certified by an officer of Guarantor, which certification shall also address whether Guarantor is in compliance with the Financial Covenants.
Section 7.5
Plans and Specifications. Upon Lender’s request, made not more than once per quarter, Borrower shall submit any and all Plans and Specifications for Lender’s review.
Section 7.6
Other Information. Borrower shall deliver, promptly after the furnishing thereof, copies of any financial statements or periodic reports furnished to any other party pursuant to the terms of any indenture, loan, credit or similar agreement and not otherwise required to be furnished to the Lender pursuant to any other provision of this Section 7, together with any other information (whether financial or otherwise) Lender may request during the term of the Loan. Borrower shall further inform Lender of any defaults by Borrower or any Affiliate of Borrower under the terms of any indenture, loan, credit or similar agreement.
SECTION 8.
DEFAULT.
Section 8.1
The occurrence of any one or more of the following shall constitute an event of default (“Event of Default”) under this Agreement and the other Loan Documents:
8.1.1
Borrower’s failure to pay when due any sums payable under the Note or any of the other Loan Documents or Borrower’s failure to deposit any funds with Lender as and when required under this Agreement;
8.1.2
if any representation or warranty made by Borrower herein or by any other Borrower Party in any other Loan Document shall have been false or misleading as of the date the representation or warranty was made or deemed remade, provided that if such failure is capable of being remedied, such failure continues unremedied for a period of thirty (30) days after the earlier of the date (i) that Borrower has actual knowledge of such failure, or (ii) of notice thereof from the Lender to Borrower.
8.1.3
if any Property shall cease to be an Eligible Asset (as determined by Lender in its sole discretion) while any Advance for such Property remains outstanding; provided, however, that if a Property fails to remain an Eligible Asset for a reason not caused by a Borrower Party or any of its Affiliates, the same shall not result in an Event of Default if (a) Borrower prepays the Allocated Loan Amount for such Property (including any Projects being constructed thereon), together with interest thereon and any other amounts payable with respect to such Allocated Loan Amount, within thirty (30) days after the discovery of such failure, including, but not limited to, if Lender notifies Borrower of such failure (it being acknowledged that Section 3.3 shall govern the release of any Property from the lien of the applicable Security Instrument, and that Section 3.3(d) may require a larger release payment for each Property during the continuance of an Event of Default), or (b) if such failure is reasonably susceptible of cure, Borrower causes such Property to return to being an Eligible Asset within five (5) Business Days after Borrower’s discovery of such failure (provided that if such failure cannot reasonably be cured within such period and Borrower has and continues to diligently proceed to cure the same, such period shall be extended to thirty (30) days);
8.1.4
if any Project shall cease to be an Eligible Project (as determined by Lender in its sole discretion) while any Advance for such Project remains outstanding; provided, however, that if a Project fails to remain an Eligible Project for a reason not caused by a Borrower Party or any of its Affiliates, the same shall not result in an Event of Default if (a) Borrower prepays the Allocated Loan Amount of the applicable Property, together with interest thereon and any other amounts payable with respect to such Allocated Loan Amount, within thirty (30) days after the discovery of such failure, including, but not limited to, if Lender notifies Borrower of such failure, or (b) if such failure is reasonably susceptible of cure, Borrower causes such Project to return to being an Eligible Project within five (5) Business Days after Borrower’s discovery of such failure (provided that if such failure cannot reasonably be cured within such period and Borrower has and continues to diligently proceed to cure the same, such period shall be extended to thirty (30) days);
8.1.5
if Borrower or any Guarantor incurs any Indebtedness in breach of this Agreement;
8.1.6
if there shall occur any Transfer (whether a Transfer of the Property or the direct or indirect ownership interest therein) in breach of this Agreement;
8.1.7
if there is any material deviation in the construction of the Project from the Project Budget or Applicable Law;
8.1.8
[Reserved];
8.1.9
if there is (A) a condemnation, seizure or appropriation of, or occurrence of an uninsured casualty with respect to any material portion of the Property; (B) a sequestration or attachment of, or any levy or execution upon any of the Property, any other collateral provided by Borrower or any other party under any of the Loan Documents, any monies in any accounts or any substantial portion of the other assets of Borrower, which sequestration, attachment, levy or execution is not released, expunged or dismissed within twenty (20) days; or (C) a recording of any claim of lien against the Property or the service upon Lender of a withhold payment notice or bonded stop notice and the continuance of such claim of lien for twenty (20) days after such recording or service or five (5) days after Lender’s demand, whichever occurs first, without discharge, satisfaction or provision for payment being made by Borrower in a manner satisfactory to Lender;
8.1.10
if any Borrower Party shall make an assignment for the benefit of creditors;
8.1.11
if a receiver, liquidator or trustee shall be appointed for any Borrower Party or if any Borrower Party shall be adjudicated bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, any Borrower Party, or any other Bankruptcy Action (as hereinafter defined) occurs with respect to any Borrower Party or if any proceeding for the dissolution, division (e.g., pursuant to Section 18-217 of the Delaware Limited Liability Company Act, as amended from time to time) or liquidation of any Borrower Party shall be instituted;

8.1.12
if any Borrower Party attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;
8.1.13
if (A) this Agreement, the Note or any other Loan Document shall, in whole or in part, terminate, cease to be effective or cease to be a legally valid, binding and enforceable obligation of any Borrower Party; (B) any Borrower Party shall take any action in connection therewith or in furtherance thereof; (C) any party to any Loan Document (other than Lender) shall assert in writing that such document has ceased to be in full force and effect; or (D) the Liens created pursuant to any Loan Document shall cease to be a fully perfected enforceable first priority security interest or any portion of the Collateral is Transferred without Lender’s prior written consent;
8.1.14
[Reserved];
8.1.15
[Reserved];
8.1.16
if there is a failure at any time of the Security Instrument to be a valid Lien upon the Property or any portion thereof (other than as a result of any release or reconveyance of the Security Instrument with respect to all or any portion of the Property pursuant to the terms and conditions of this Agreement), prior and superior to all other liens and encumbrances thereon except those approved by Lender in writing;
8.1.17
if Borrower or Pledgor shall be in Default under any of the other terms, covenants or conditions of this Agreement or any other Loan Document not specified above; provided, however, that if such Default is curable and Borrower has not been given a notice of a similar Default within the preceding six (6) months, then it may be cured if Borrower, after Lender sends written notice to Borrower demanding cure of such Default, either (x) cures the Default within five (5) Business Days or (y) if the cure requires more than five (5) Business Days, immediately initiates steps satisfactory to Lender to cure the Default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical; and provided further that under no circumstances shall Borrower have more than thirty (30) days to cure any such Default;
8.1.18
[Reserved];
8.1.19
[Reserved];
8.1.20
any breach by Borrower under the terms of any other agreement between Borrower (or any Affiliate of Borrower) and Lender (or any Affiliate of Lender), that is not remedied within any grace period provided therein, including any agreement concerning any indebtedness or other obligation of Borrower (or any Affiliate thereof) to Lender (or any Affiliate thereof), whether currently existing or entered into after the date of this Agreement;
8.1.21
[Reserved]; or
8.1.22
any occurrence of any default under any other loans which Borrower (or any Affiliate of Borrower) may have from Lender (or any Affiliate of Lender) during the term of the Loan, whether existing as of the date hereof or subsequently made (collectively, the “Other Loans”). Additionally, an Event of Default under the Loan Documents shall constitute an event of default under the Other Loans.

Notwithstanding the foregoing provisions of this Section 8.1, no Default which is particular to and only affects a certain Property shall result in an Event of Default if Borrower prepays the Allocated Loan

Amount for such Property (including any Projects being constructed thereon), together with interest thereon and any other amounts payable with respect to such Allocated Loan Amount, within thirty (30) days after the discovery of such Default, including, but not limited to, if Lender notifies Borrower of such Default (it being acknowledged that Section 3.3 shall govern the release of any Property from the lien of the applicable Security Instrument, and that Section 3.3(d) may require a larger release payment for each Property during the continuance of an Event of Default).

SECTION 9.
REMEDIES.
Section 9.1
Description.
9.1.1
Upon the occurrence and during the continuation of an Event of Default (other than an Event of Default described in Sections 8.1.9 or 8.1.10 above) Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Collateral, including each and all of the following rights and remedies, to the fullest extent permitted by law, and Lender may enforce or avail itself of any or all rights and remedies of a secured party under the Uniform Commercial Code against Borrower, Pledgor (if applicable) and the Collateral; and upon any Event of Default described in clauses (vi) or (vii) in the definition of Event of Default above, the Debt and all other Obligations shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.
(a)
Immediate Payment of Obligations. With or without notice, to declare all Obligations secured by any Loan Document immediately due and payable.
(b)
Cure Default; Protective Advances. With or without notice, and without releasing Borrower from any Obligation hereunder, to cure any default of Borrower and, in connection therewith, (i) to enter upon the Property in person, or by an agent or employee, or by a receiver appointed by a court of competent jurisdiction, and (ii) to do such acts and things as Lender may deem necessary or desirable to protect the security of the Security Instruments, including advancing funds to maintain, secure or otherwise protect the Collateral, Lender’s interest therein or the priority of the Liens granted by the Loan Documents (each a “Protective Advance”) (all of which shall constitute part of the Debt and be secured by the Security Instruments and other Loan Documents).
(c)
[Reserved].
(d)
Manage and Operate Property. To enter upon, possess, manage and operate the Property, or any part thereof, either in person, or by an agent or employee, or by a receiver appointed by a court of competent jurisdiction; to make, terminate, enforce or modify leases of or occupancy agreements for the Property upon such terms and conditions as are satisfactory to Lender and to act in any manner which Lender may deem necessary or desirable in connection therewith; and to make repairs, alterations and improvements to the Property (including, but not limited to, in connection with the Project) that Lender determines to be necessary to protect or enhance the security of the Security Instrument. All sums realized by Lender under this clause (c), less all costs and expenses incurred by it hereunder, including attorneys’ fees and costs actually incurred, shall be applied to the indebtedness secured by the Security Instrument in such order of priority as Lender shall determine in its sole and absolute discretion. Neither application of such sums to such indebtedness, nor any other action taken by Lender under this clause (c), shall cure or waive any Event of Default or notice of Event of Default or nullify the effect of any such notice.

(e)
Resort to Collateral. To resort to and realize upon the Collateral and any other security now or hereafter held by Lender in such order and manner as Lender may determine in its sole and absolute discretion. Resort to any or all such Collateral may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken non-judicial proceedings, or both.

All or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower or any other Borrower Party under this Agreement or any of the other Loan Documents or at law or in equity, may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Collateral. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, if an Event of Default is continuing, (i) to the extent permitted by applicable law, Lender is not subject to any “one action” or “election of remedies” law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Collateral and the Collateral has been foreclosed upon, sold or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

9.1.2
Without limitation, upon the occurrence and during the continuation of an Event of Default, Lender shall have the right from time to time to partially foreclose upon the Collateral under the Security Instruments and the Pledge Agreement (if any).
9.1.3
Any amounts recovered from the Collateral after an Event of Default may be applied by Lender toward the payment of any interest or principal of the Loan or any other amounts due under the Loan Documents in such order, priority and proportions as Lender shall determine in its sole and absolute discretion.
Section 9.2
Remedies Cumulative. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower or any other Borrower Party pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon.
Section 9.3
Power of Attorney. For the purpose of carrying out the provisions and exercising the rights, powers and privileges granted in this Section 9, Borrower hereby irrevocably constitutes and appoints the Lender its true and lawful attorney in fact to execute, acknowledge and deliver any instruments and do and perform any acts such as are referred to in this subsection in the name and on behalf of Borrower. This power of attorney is a power coupled with an interest and cannot be revoked, but may only be exercised during the continuance of an Event of Default.

SECTION 10.
MISCELLANEOUS.
Section 10.1
Notices. Except when otherwise required by law, any notice which a party is required or may desire to give the other shall be in writing and may be sent by personal delivery or by mail (either (i) by United States registered or certified mail, return receipt requested, postage prepaid, or (ii) by Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery), addressed as provided below in this Section. Any notice so given by mail shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier’s proof of delivery, as the case may be. Any such notice not so given shall be deemed given upon receipt of the same by the party to whom the same is to be given.

If to Borrower: Attn: Legal Department

433 S. Farmer Ave., Fifth Floor

Tempe, Arizona 85281

legalops@offerpad.com

If to Lender: c/o Ascent Developer Solutions, LLC
15821 Ventura Blvd, Suite 135

Encino, CA 91436

Attention: Lending Department

Section 10.2
Amendments and Waivers. No failure by Lender to insist upon the strict performance of any covenant, agreement, term or condition of this Agreement, the Note, each Security Instrument, the Pledge Agreement (if applicable) or any other Loan Documents or to exercise any right, power or remedy consequent upon a breach thereof shall constitute a waiver, express or implied, of any such breach or of such covenant, agreement, term or condition. No amendment or waiver of any provision of the Loan Documents shall be effective unless in writing and signed by the party against whom enforcement is sought.
Section 10.3
Invalid Provisions. If any provision of any Loan Document is held to be illegal, invalid or unenforceable, such provision shall be fully severable; the Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof; the remaining provisions thereof shall remain in full effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom; and in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of such Loan Document a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to be legal, valid and enforceable.
Section 10.4
Expenses; Indemnity.
10.4.1
Borrower shall pay, whether or not the closing of the Loan occurs or any Advance is made to Borrower hereunder, all costs and expenses incurred by Lender or any of its Affiliates, from time to time, including documentation and diligence fees and expenses, all search, audit, appraisal, recording, professional and filing fees and expenses and all other out-of-pocket charges and expenses (including UCC and judgment and tax lien searches and UCC filings and fees for post-Closing UCC and judgment and tax lien searches, if required by Lender), all administrative fees and expenses and attorneys’ fees and expenses actually incurred, including, (a) in any effort to enforce, protect or collect payment of any Obligations or to enforce any Loan Document or any related agreement, document or instrument, or effect collection hereunder or thereunder, (b) in connection with entering into, negotiating, preparing, reviewing and executing this Agreement and the other Loan Documents and all related agreements, documents and instruments, (c) in connection with instituting, maintaining, preserving, enforcing and foreclosing on

Lender’s security interests, whether through judicial proceedings or otherwise, (d) in defending or prosecuting any actions, claims or proceedings arising out of or relating to Lender’s transactions with Borrower, (e) in seeking, obtaining or receiving any advice with respect to its rights and obligations under this Agreement, any of the other Loan Documents and all related agreements, documents and instruments, (f) in connection with any modification, restatement, supplement, amendment, waiver or extension of this Agreement or any other Loan Document or any related agreement, document or instrument, and all of the same may be charged to Borrower’s account and shall be part of the Obligations, or (g) in connection with the administration of the Loan.
10.4.2
Borrower shall indemnify and hold harmless Lender and its Affiliates, officers, partners, directors, employees and agents, from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of the transactions contemplated hereby, including (i) any and all present and future stamp and other similar taxes arising out of the transactions contemplated hereby, (ii) any delay or omission (other than to the extent attributable to Lender) to pay such taxes, (iii) environmental liabilities, (iv) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in this Agreement or the other Loan Documents, and (v) as a result of or in connection with any Leaseback Tenancy or the actions or omissions of any tenant in relation thereto, except in each case, for any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements arising from the fraud, gross negligence or willful misconduct of Lender, as determined by a final, non-appealable judgment of a court of competent jurisdiction.
10.4.3
If the imposition of or any change in any law, rule, regulation or guideline, or the interpretation or application of any thereof by any court or administrative or governmental authority (including any request or policy not having the force of law) shall impose, modify or make applicable any taxes (except federal, state or local income or franchise taxes imposed on Lender), reserve requirements, capital adequacy requirements or other obligations which would (A) increase the cost to Lender for extending or maintaining the credit facilities to which this Agreement relates, (B) reduce the amounts payable to Lender under this Agreement or any of the other Loan Documents, or (C) reduce the rate of return on Lender’s capital as a consequence of Lender’s obligations with respect to the credit facilities to which this Agreement relates, then Borrower agrees to pay Lender such additional amounts as will compensate Lender therefor, within five (5) days after Lender’s written demand for such payment, which demand shall be accompanied by an explanation of such imposition or charge and a calculation in reasonable detail of the additional amounts payable by Borrower, which explanation and calculations shall be conclusive in the absence of manifest error.
Section 10.5
Approvals; Third Parties; Conditions. All approval rights retained or exercised by Lender with respect to leases, contracts, plans, studies and other matters are solely to facilitate Lender’s credit underwriting, and shall not be deemed or construed as a determination that Lender has passed on the adequacy thereof for any other purpose and may not be relied upon by Borrower or any other person or entity. This Agreement is for the sole and exclusive use of Lender and Borrower and may not be enforced, nor relied upon, by any person or entity other than Lender and Borrower. All conditions of the obligations of Lender hereunder, including any obligation to make advances, are imposed solely and exclusively for the benefit of Lender, its successors and assigns, and no other Person or entity shall have standing to require satisfaction of such conditions or be entitled to assume that Lender will refuse to make advances in the absence of strict compliance with any or all of such conditions, and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Lender at any time in writing in Lender’s sole and absolute discretion.

Without limitation on the foregoing or Section 10.13 below, wherever this Agreement or any other Loan Document requires Lender’s approval or consent (or equivalent), such approval or consent (or equivalent) shall be in writing in Lender’s sole and absolute discretion unless otherwise expressly stated.
Section 10.6
Lender Not in Control; No Partnership. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Lender the right or power to exercise control over the affairs or management of any Borrower Party, the power of Lender being limited to the rights to exercise the remedies referred to in the Loan Documents. The relationship between Borrower and Lender is, and at all times shall remain, solely that of debtor and creditor. No covenant or provision of the Loan Documents is intended, nor shall it be deemed or construed, to create a partnership, joint venture, agency or common interest in profits or income between Lender and Borrower or to create an equity in the Collateral or the Property in Lender. Lender neither undertakes nor assumes any responsibility or duty to Borrower or any other Borrower Party or to any other person with respect to the Collateral, the Property, the Project or the Loan, except as expressly provided in the Loan Documents; and notwithstanding any other provision of the Loan Documents: (1) Lender is not, and shall not be construed as, a partner, joint venturer, alter ego, manager, controlling person or other business associate or participant of any kind of any Borrower Party or its stockholders, members, or partners, and Lender does not intend to ever assume such status; (2) Lender shall in no event be liable for any debts, expenses or losses incurred or sustained by Borrower or any other Borrower Party; and (3) Lender shall not be deemed responsible for or a participant in any acts, omissions or decisions of Borrower or any Borrower Party or any of their stockholders, members, or partners. Lender and Borrower disclaim any intention to create any partnership, joint venture, agency or common interest in profits or income between Lender and Borrower, or to create an equity in the Collateral or the Property in Lender, or any sharing of liabilities, losses, costs or expenses.
Section 10.7
Time of the Essence. Time is of the essence with respect to this Agreement.
Section 10.8
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Lender and Borrower and their respective successors and assigns, provided that Borrower shall not, without the prior written consent of Lender, assign any rights, duties or obligations hereunder.
Section 10.9
Renewal, Extension or Rearrangement. All provisions of the Loan Documents shall apply with equal effect to each and every promissory note and all amendments thereof hereinafter executed by Borrower which in whole or in part represent a renewal, extension, increase or rearrangement of the Loan.
Section 10.10
Waivers; Representation by Legal Counsel. No course of dealing on the part of Lender, its officers, employees, consultants or agents, nor any failure or delay by Lender with respect to exercising any right, power or privilege of Lender under any of the Loan Documents, shall operate as a waiver thereof. Borrower acknowledges, warrants and represents, in connection with each waiver of any right or remedy of Borrower contained in this Agreement or any other Loan Document, that it has been fully informed with respect to, and represented by counsel of its choice in connection with, such rights and remedies, and all such waivers, and after such advice and consultation, has presently and actually intended, with full knowledge of its rights and remedies otherwise available at law or in equity, to waive or relinquish such rights and remedies to the full extent specified in each such waiver. Borrower acknowledges that it has been advised by Lender to seek the advice of legal counsel in connection with the negotiation and preparation of the Loan Documents. If Borrower has chosen not to obtain legal representation, whether due to cost considerations or for other reasons, the lack of such representation shall not furnish Borrower with any defense to the enforcement of Borrower’s obligations and Lender’s rights under the Loan Documents.

Section 10.11
Cumulative Rights. Rights and remedies of Lender under the Loan Documents shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.
Section 10.12
Singular and Plural. Words used in this Agreement and the other Loan Documents in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular in this Agreement and the other Loan Documents shall apply to such words when used in the plural where the context so permits and vice versa.
Section 10.13
Accounting Principles. Any accounting term used and not specifically defined in any Loan Document shall be construed in conformity with, and all financial data required to be submitted under any Loan Document shall be prepared in conformity with, generally accepted accounting principles applied on a consistent basis or in accordance with such other principles or methods as are reasonably acceptable to Lender.
Section 10.14
Phrases; Rules of Construction. When used in this Agreement and the other Loan Documents, (a) the phrase “including” means “including, but not limited to,” (b) the phrase “satisfactory to Lender” (or equivalent) means “in form and substance satisfactory to Lender in its sole and absolute discretion in all respects,” (c) the phrase “with Lender’s consent” or “with Lender’s approval” (or equivalent) means such consent or approval (or equivalent) in writing in Lender’s sole and absolute discretion, (d) the phrase “acceptable to Lender” (or equivalent) means “acceptable to Lender in Lender’s sole and absolute discretion”, (e) the word “or” is not exclusive, and (f) the word “prompt” or “immediately” in any form, or words of similar import, when used with reference to any notice required to be given or act to be undertaken by any Borrower Party shall mean notice given or act performed not later than five (5) Business Days after the occurrence of the specified event for which notice or action is required, in each case except as expressly provided otherwise herein or in any other Loan Documents. When the identity of the parties or other circumstances make appropriate in this Agreement and the other Loan Documents, the neuter gender shall include the feminine and masculine, and the singular number shall include the plural. If Borrower is composed of more than one Person, then the Obligations are joint and several; and each covenant, warranty, representation and agreement of Borrower hereunder and thereunder shall be deemed made by each such person or entity comprising Borrower, both individually and collectively.
Section 10.15
References and Other Terms. Any reference to any Loan Document or other document shall include such document both as originally executed and as it may from time to time be modified. References herein to Articles, Sections and Exhibits shall be construed as references to this Agreement unless a different document is named. References to subparagraphs shall be construed as references to the same Section in which the reference appears. The term “document” is used in its broadest sense and encompasses agreements, certificates, opinions, consents, instruments and other written material of every kind. The terms “including” and “include” mean “including (include) without limitation.”
Section 10.16
Exhibits and Schedules. The exhibits and schedules attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein.
Section 10.17
Titles of Articles, Sections and Subsections. All titles or headings to articles, sections, subsections or other divisions of this Agreement and the other Loan Documents or the exhibits hereto and thereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

Section 10.18
Survival. All of the representations, warranties, covenants, and indemnities hereunder, shall survive the repayment in full of the Loan and the release of the liens evidencing or securing the Loan, and shall survive the transfer (by sale, foreclosure, conveyance in lieu of foreclosure or otherwise) of any or all right, title and interest in and to the Collateral to any party, whether or not an Affiliate of Borrower.
Section 10.19
Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF EITHER PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THE LOAN DOCUMENTS OR IN ANY WAY RELATING TO THE LOAN OR THE PROPERTY OR THE PROJECT (INCLUDING ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT, AND ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER THIS AGREEMENT.
Section 10.20
Governing Law; Venue. The Loan Documents are intended to be governed by the laws of the State of New York and of the United States of America shall govern the rights and duties of the parties hereto and the validity, construction, enforcement and interpretation of the Loan Documents, except to the extent otherwise specified in the Security Instruments or any of the other Loan Documents. Any legal suit, action or proceeding against Borrower arising out of or relating to this Agreement, the Note or any other Loan Document (including the liens and security interests created under the Security Instruments) shall be instituted in any federal or state court located in New York, New York or the state in which the Property is located. Borrower waives any objections which it may have based on venue or forum non conveniens of any such suit, action or proceeding, and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.

EACH OF BORROWER AND LENDER HEREBY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS BY MAIL, PERSONAL SERVICE OR IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW, AT THE ADDRESS SPECIFIED IN SECTION 10.1 (AND AGREES THAT SUCH SERVICE AT SUCH ADDRESS IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER ITSELF IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT).

Section 10.21
Entire Agreement. This Agreement and the other Loan Documents embody the entire agreement and understanding between Lender and Borrower and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.
Section 10.22
Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document. The parties hereto agree that electronic signatures shall be deemed originals and admissible as best evidence for the execution and delivery of this Agreement by the parties hereto.
Section 10.23
Sale, Assignment and Participation.

10.23.1
Lender may, at any time, sell, transfer, assign or grant participations in the Loan and any of the Loan Documents or sell, transfer or assign the Loan or any interest therein, without notice to or consent of Borrower or any other Borrower Party. Lender may forward to each participant and prospective participant all documents and information which Lender now has or later may acquire relating to those obligations and to Borrower, and any partners or joint venturers of Borrower, whether furnished by Borrower or otherwise. If, at any time, Lender desires to sell, transfer or grant a participation interest in all or any portion of the Loan and Loan Documents to any third person, Borrower shall furnish in a timely manner any and all information concerning the Property and the Project, and concerning Borrower’s, the other Borrower Parties’ and the Property’s or Project’s financial condition, which information is requested by Lender or such person in connection with any such sale, transfer or participation. All such financial information shall be in such form, substance and detail as Lender, or such person, may require.
10.23.2
In addition to the foregoing, Lender shall have the right, without Borrower’s consent, to divide this Note into two or more separate promissory notes, each of which shall collectively represent the same aggregate indebtedness, interest rate, payment schedule, and other terms as set forth herein. Borrower’s obligations under this Agreement shall not be increased or otherwise altered by reason of any such division, and Borrower shall continue to make all payments in accordance with the terms of the Note until otherwise notified in writing of a change in payee or payment instructions.
Section 10.24
Limitation on Liability of Lender’s Officers, Employees, Etc. Any obligation or liability whatsoever of Lender which may arise at any time under this Agreement or any other Loan Document shall be satisfied, if at all, out of the Lender’s assets only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of Lender’s shareholders, directors, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.
Section 10.25
Commingling of Funds. No sums collected or retained by Lender shall be deemed to be held in trust; and Lender may commingle any and all such funds or proceeds with its general assets and shall not be liable for the payment of any interest or other return thereon, except to the minimum extent required by law.
Section 10.26
PATRIOT Act Records. Lender hereby notifies Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Borrower Party, which information includes the name and address of each Borrower Party and other information that will allow Lender to identify each Borrower Party in accordance with the PATRIOT Act.
Section 10.27
Confidentiality. Borrower agrees, and agrees to cause each of its Affiliates, (a) to treat this Agreement and all other Loan Documents and all provisions of the Loan Documents confidentially and not to transmit any copy hereof or thereof or disclose the contents hereof or thereof, in whole or in part, to any Person (including any financial institution or intermediary) without Lender’s prior written consent, other than to Borrower’s members and such members’ investors, advisors (including its accountants and attorneys) and officers on a need to know basis and to their respective agents, employees, officers, directors, attorneys, accounts and governmental regulatory authorities, (b) that Borrower shall inform all such Persons who receive information concerning this Agreement or any of the Loan Documents of the confidential nature hereof and thereof and shall direct them to treat the same confidentially and not to disclose it to any other Person, and (c) that each of them shall agree to be bound by these provisions. Lender reserves the right to review and approve all materials that Borrower or any Affiliate prepares that contain Lender’s name or describe or refer to this Agreement or any Loan Document or any of the terms hereof or thereof or any of the transactions contemplated hereby or thereby. Notwithstanding any other provision of this Agreement or any Loan Document, Borrower shall not, and shall not permit any of its Affiliates to, use Lender’s name (or the name of any of Lender’s Affiliates) in connection with any of its business operations. Nothing contained in this Agreement or in any of the other Loan Documents is intended to permit or authorize Borrower or any of its Affiliates to make any contract on behalf of Lender. Borrower shall not be deemed in violation of this Section solely because Lender records the Uniform Commercial Code financing statements or other Loan Documents.
Section 10.28
Cross-Default; Cross-Collateralization.
(a)
Borrower acknowledges that Lender has made the Loan to Borrower upon the security of its collective interest in the Properties and in reliance upon the aggregate of the Properties taken together being of greater value as collateral security than the sum of each individual Property taken separately. Borrower agrees that each of the Loan Documents (including, without limitation, each Security Instrument) are and will be cross collateralized and cross defaulted with each other so that (i) an Event of Default under any of Loan Documents shall constitute an Event of Default under each of the other Loan Documents; (ii) an Event of Default hereunder shall constitute an Event of Default under each Security Instrument; (iii) each Security Instrument shall constitute security for the Note as if a single blanket lien were placed all of the Properties as security for the Note; and (iv) such cross collateralization shall in no event be deemed to constitute a fraudulent conveyance, and Borrower waives any claims related thereto.
(b)
To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners and others with interests in Borrower, and of the Properties, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Security Instruments, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Properties for the collection of the Debt without any prior or different resort for collection, or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever. In addition, each Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Security Instruments, any equitable right otherwise available to Borrower which would require the separate sale of the Properties or require Lender to exhaust its remedies against any individual Property or any combination thereof before proceeding against any other individual Property or combination thereof; and further in the event of such foreclosure, Borrower does hereby expressly consent to and authorize, at the option of Lender, the foreclosure and sale either separately or together of any combination of the Properties.
(c)
The Loan Documents shall, at all times, be cross-defaulted and cross-collateralized with all Other Loans. A default under any of the Other Loans shall constitute an Event of Default under the Loan Documents. An Event of Default under the Loan Documents shall constitute an event of default under the Other Loans. To carry out the intent of this provision, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower agrees at any time to execute and record in the applicable real property records an amendment or modification of one or more mortgages, deeds of trust or deeds to secure debt, as applicable, securing such Other Loans. To the extent not prohibited by Applicable Laws, if the holder of the Note at any time, at its option, avails itself of this cross-collateralization/cross-default provision, such holder shall have the option to pursue its remedies in any combinations and against any or all of Lender’s security for the aforesaid loans, whether successively, concurrently or otherwise.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first written above.

LENDER: WHGG II TRUST, a Delaware statutory trust By: /s/ Augusto Giancola Name: Augusto Giancola Title: Authorized Signatory
BORROWER: OP SPE SUMMIT, LLC, a Delaware limited liability company By: /s/ Adam Martinez Name: Adam Martinez Title: Chief Legal Officer